Exhibit 4.1

Execution Version

Master Agreement

NOTE PURCHASE AND PARTICIPATION AGREEMENT

DATED AS OF JANUARY 15, 2020

by and among

LMRK ISSUER CO. LLC

AND

2019-1 TRS LLC,

as Co-Issuers

LD ACQUISITION COMPANY 8 LLC

LD ACQUISITION COMPANY 9 LLC

LD ACQUISITION COMPANY 10 LLC

LD TALL WALL II LLC

AND ANY OTHER SUBSIDIARIES OF THE CO-ISSUERS THAT BECOME A PARTY

HERETO, as Guarantors

and

CERTAIN PURCHASERS OF NOTES PARTY HERETO

i

Section 23.2	Accounting Terms	70
Section 23.3	Severability	70
Section 23.4	Construction, Etc.	70
Section 23.5	Counterparts	71
Section 23.6	Governing Law	71
Section 23.7	Jurisdiction and Process; Waiver of Jury Trial	71

v

EXHIBIT A	—	DEFINITIONS AND RULES OF INTERPRETATION

EXHIBIT B	—	FORM OF OFFICER’S CERTIFICATE

EXHIBIT C	—	FORM OF MASTER JOINDER

EXHIBIT D	—	FORM OF NPPA SERIES SUPPLEMENT

THIS NOTE PURCHASE AND PARTICIPATION AGREEMENT, dated as of January 15, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Note Purchase and Participation Agreement” or “Agreement”), is entered into by and among LMRK ISSUER CO. LLC, a Delaware limited liability company (together with its permitted successors that become a party hereto pursuant to Section 10.2, the “Issuer”), 2019-TRS LLC, a Delaware limited liability company (together with its permitted successors that become a party hereto pursuant to Section 10.2, the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-8”), LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-9”), LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LD-10”), LD TALL WALL II LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Tall Wall II”) and any other Obligor that from time to time owns any right or interest in a Project Site or an interest in another Obligor that owns any right or interest in a Project Site and becomes a party to this Agreement by entering into a joinder hereto, (together with the Co-Issuer, LD-8, LD-9, LD-10 and Tall Wall II, the “Project Companies” and “Guarantors” and each individually a “Project Company” and “Guarantor”); and each of the institutional investors named on Schedule A attached hereto (each a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

WHEREAS, the Co-Issuers seek to issue, on a joint and several basis, $170,000,000 aggregate principal amount of the Series A Notes pursuant to the terms and conditions of this Agreement in order to (i) pay off and discharge certain existing indebtedness secured by the initial Portfolio (the “Refinancing”), (ii) satisfy the Debt Service Reserve Requirement resulting from the issuance of the Series A Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iii) pay insurance premiums and taxes, and fund operations of the Obligors, (iv) pay transaction fees and expenses related to the issuance of the Series A Notes and (v) otherwise use for general corporate purposes;

WHEREAS, following the issuance and sale of the Series A Notes, the Co-Issuers may seek to issue, from time to time, additional senior secured notes in one or more series (“Additional Notes” and, together with the Series A Notes, collectively, the “Notes” and each a “Series” of Notes) pursuant to the terms and conditions of this Agreement and any applicable NPPA Series Supplement, to (i) finance or refinance future acquisitions of any acquired assets (including through the acquisition of any additional Project Company) by the Co-Issuers (each an “Acquisition”), (ii) pay off and discharge any indebtedness secured by any acquired assets (including through the acquisition of any additional Project Company), (iii) satisfy the Debt Service Reserve Requirement resulting from the issuance of such Additional Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iv) pay insurance premiums and taxes, and fund operations of the Obligors, (v) pay transaction fees and expenses related to the issuance of such Notes, and (vi) otherwise use for general corporate purposes;

WHEREAS, the Series A Notes and any Additional Notes issued under this Agreement (and as permitted herein) will all rank equal in right of payment with respect to each Obligor and will all constitute Secured Obligations secured equally and ratably by the Liens on the Collateral under the Security Documents;

WHEREAS, it is a condition precedent to this Agreement and the purchase of the Series A Notes by the Series A Purchasers under this Agreement that (i) each Guarantor (other than the Co-Issuer) as of the date hereof executes and delivers this Agreement pursuant to which each Guarantor will, among other things, absolutely and unconditionally guaranty, jointly and severally, all of the Co-Issuers’ obligations under this Agreement, the Notes and all other Transaction Documents to which either Co-Issuer is a party, and (ii) to secure the Series A Notes and all other existing and future Secured Obligations, (a) each Obligor executes and delivers the Collateral Trust Indenture, pursuant to which each such Obligor will grant a Lien in favor of the Trustee over its assets to secure the existing and future Secured Obligations, (b) the Issuer, LMRK Guarantor Co. LLC and 2019-1 Co-Guarantor LLC execute and deliver the Pledge Agreement, pursuant to which the Issuer will grant a Lien in favor of the Trustee over its Ownership Interest in and to each of the Project Companies (other than the Co-Issuer), LMRK Guarantor Co. LLC will grant a Lien in favor of the Trustee over its Ownership Interest in and to the Issuer and 2019-1 Co-Guarantor LLC will grant a Lien in favor of the Trustee over its Ownership Interest in and to the Co-Issuer, (c) each Obligor enters into an Account Control Agreement with the Trustee and each depository with which it maintains an Account, (d) each Obligor party to the Management Agreement enters into a collateral assignment with the Trustee and Landmark Infrastructure Partners GP LLC and (e) each Project Company enters into the Omnibus Collateral Assignment of Leases and Rents;

WHEREAS, it is a condition precedent to the issuance and sale of any Series of Additional Notes under this Agreement that (i) if one or more additional Guarantors is being added in connection with such issuance, such Guarantor will execute a joinder hereto (which may be set forth in the NPPA Series Supplement for such series of Additional Notes), pursuant to which each such Guarantor will, among other things, absolutely and unconditionally guaranty, jointly and severally, all of the Co-Issuers’ obligations under this Agreement, the Notes, the NPPA Series Supplements and all other Transaction Documents to which either Co-Issuer is a party, and (ii) to secure the existing and future Secured Obligations, (a) each Obligor that is not already a party to the Collateral Trust Indenture shall execute and deliver a joinder thereto, (b) any Project Company that owns one or more Project Companies (each, a “Project Company Parent”) that is not already a party to the Pledge Agreement will execute and deliver a joinder thereto, (c) to the extent it has not already done so, each Obligor will enter into an Account Control Agreement with the Trustee and each depository with which it maintains an Account, (d) to the extent it has not already done so, each Obligor party to the Management Agreement will enter into a collateral assignment with the Trustee and Landmark Infrastructure Partners GP LLC and (e) each Project Company that is not already a party to the Omnibus Collateral Assignment of Leases and Rents will enter into a joinder thereto;

WHEREAS, as of the date hereof (i) the Issuer owns 100% of the Ownership Interest in and to each of the Project Company (other than the Co-Issuer), (ii) Landmark Guarantor Co. LLC, a Delaware limited liability company owns 100% of the Ownership Interest in and to the Issuer; and (iii) 2019-1 Co-Guarantor LLC, a Delaware limited liability company, owns 100% of the Ownership Interest in and to the Co-Issuer;

WHEREAS, each Project Company owns or has an exclusive leasehold or easement interest or owns or leases other rights or interests in one or more of the Project Sites; and

WHEREAS, the parties hereto desire to enter into this Agreement and the other Transaction Documents to provide financing related to, among other things, the Refinancing; and

WHEREAS, since the business operations of the Co-Issuers and each other Guarantor are interrelated and complement one another and such entities have a common business purpose, each such Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement regardless of whether it or any other Guarantor receives part or all of any proceeds of the Notes and, accordingly, each Guarantor has determined that the incurrence of obligations hereunder is in the best interests of such Guarantor.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AUTHORIZATION OF NOTES.

Section 1.1 Authorization of the Series A Notes. (a) The Co-Issuers have authorized the issuance and sale, on a joint and several basis, of $170,000,000 aggregate principal amount of its 3.90% Series A Senior Secured Notes due January 14, 2027 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series A Notes”) pursuant to the terms and conditions set forth in this Agreement and the NPPA Series Supplement to this Agreement with respect to the Series A Notes. The Series A Notes shall be substantially in the form set forth in the NPPA Series Supplement with respect to the Series A Notes, with such changes therefrom, if any, as may be approved by each Purchaser of the Series A Notes and the Co-Issuers.

Section 1.2 Transaction Documents. Concurrently with the issuance of the Series A Notes, each of the Obligors will be entering into the Transaction Documents to which they are a party.

Section 1.3 Collateral. Pursuant to the Security Documents, each Obligor will secure the payment and performance of its respective obligations under this Agreement each NPPA Series Supplement, each Series of Notes and the other Transaction Documents to which it is a party by granting to the Trustee, for the benefit of the Trustee and the equal and ratable benefit of the Secured Parties, a first priority security interest and Lien in and to all of its right, title and interest in the Collateral of such Obligor (subject to Permitted Liens). Each Purchaser shall be a third-party beneficiary of the Collateral Trust Indenture and each assignee of a Note, and each holder of Additional Debt or other Secured Obligation shall become a third-party beneficiary to the Collateral Trust Indenture.

Section 1.4 Guaranty. The payment by the Co-Issuers of all amounts due with respect to the Notes and the performance by each Co-Issuer of its obligations under the Transaction Documents to which it is a party will be absolutely and unconditionally guaranteed jointly and severally by the Guarantors (other than the Co-Issuer) pursuant to Section 22 (the “Subsidiary Guaranty”).

Section 1.5 Additional Series of Notes. The Co-Issuers may, from time to time, authorize the issuance and sale of Additional Notes in one or more series under and pursuant to the terms and conditions of this Agreement in an aggregate principal amount, with such further terms and conditions and in such form as shall be specified in the applicable NPPA Series Supplement among the Co-Issuers, the Guarantors and the Purchasers of such series of Additional Notes. Each Series of Additional Notes issued pursuant to a NPPA Series Supplement shall be subject to the following terms and conditions:

(i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by year and sequential alphabetical designation inscribed thereon;

(ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and additional events of default as shall be specified in the NPPA Series Supplement under which such Additional Notes are issued and upon execution of any such NPPA Series Supplement, this Agreement shall automatically be deemed amended (a) to reflect such additional covenants and such additional events of default without further action on the part of the holders of any Notes outstanding under this Agreement, provided, that any such additional covenants and additional events of default shall not reduce or diminish any existing covenants or events of default, but shall inure to the benefit of all holders of Notes so long as any Additional Notes of that Series issued pursuant to such NPPA Series Supplement remain outstanding, except as expressly provided otherwise in this Agreement, and (b) to reflect such representations and warranties as are contained in such NPPA Series Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(iv) each Series of Additional Notes issued under this Agreement shall be in substantially in the form of Annex A attached to the applicable NPPA Series Supplement with such variations, omissions and insertions as are necessary or permitted hereunder or as may be approved by the Purchasers of such Series of Additional Notes and the Obligors in accordance with this Agreement;

(v) the minimum principal amount of any Note issued under a NPPA Series Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

(vi) all Additional Notes shall be secured pursuant to the Security Documents and shall rank pari passu with all other outstanding Notes;

(vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof or after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing; and

(viii) each Series of Additional Notes issued under this Agreement and the outstanding Notes shall have an Investment Grade Rating after giving effect to the issuance of such Additional Notes.

It is specifically acknowledged and agreed that the Purchasers of the Series A Notes, or any other holder of Notes, shall not have any obligation to purchase any Additional Notes.

The obligations of the Co-Issuers to issue, and the obligations of any Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the NPPA Series Supplement pursuant to which such Additional Notes may be issued:

(b) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Purchaser with respect to such Additional Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including the applicable NPPA Series Supplement hereto) and setting forth the information and computations (in reasonable detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Co-Issuers are in compliance with the requirements of Section 10.6 (and any other financial covenants included in the applicable NPPA Series Supplement) on such date.

(c) Execution and Delivery of Supplement. The Obligors and each such Purchaser shall execute and deliver a NPPA Series Supplement substantially in the form of Exhibit C hereto and any other Transaction Document (or joinder thereto) to which it is or is required to be a party.

(d) Representations of Purchasers. Each Purchaser of such Series of Notes shall have confirmed in the NPPA Series Supplement that the representations set forth in Section 6 are true with respect to such Purchaser on and as of the date of issue of such Additional Notes.

(e) Closing Conditions. The closing conditions set forth in Section 4 shall have been updated and performed as of the date of issuance of such Additional Notes (irrespective of whether such closing conditions initially apply only to the Series A Notes).

(f) Notice. The Co-Issuers shall provide written notice, to the Trustee, in reasonable detail of the issuance of any Additional Notes.

Section 1.6 Defined Terms and Rules of Interpretation. Certain capitalized and other terms used in this Agreement are defined in, and rules of interpretation relating to such terms and this Agreement are set forth in, Exhibit A. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement and the applicable NPPA Series Supplement, the Co-Issuers will issue and sell, on a joint and several basis, to each Purchaser and each Purchaser will purchase from the Co-Issuers, at the Closing provided for in the applicable NPPA Series Supplement, Notes of the specified series in the principal amount specified opposite such Purchaser’s name in the NPPA Series Supplement at the purchase price set forth therein. The Purchasers’ obligations hereunder and under the applicable NPPA Series Supplement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder or under the applicable NPPA Series Supplement.

SECTION 3. CLOSING.

The sale and purchase of any Series of Notes (including the Series A Notes) shall occur at the time and place specified in the applicable NPPA Series Supplement (each, a “Closing”). At each Closing the Co-Issuers will deliver to each Purchaser of the Notes to be issued at such Closing in the form of a single Note of such Series (or such greater number of Notes of such Series in denominations of at least $100,000, as such Purchaser may request) dated the applicable Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Co-Issuers or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Co-Issuers in accordance with the wire instructions set forth in a Funding Notice. If at any Closing the Co-Issuers shall fail to tender such Notes to any Purchaser as provided in this Section 3, or any of the conditions specified in Section 4 or in the applicable NPPA Series Supplement shall not have been satisfied or waived in writing, such Purchaser may, at its election, be relieved of all further obligations under this Agreement and any applicable NPPA Series Supplement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 or in the applicable NPPA Series Supplement not having been satisfied or waived in writing or such failure by the Co-Issuers to tender such Notes.

SECTION 4. CONDITIONS TO CLOSING.

Each Series A Purchaser’s obligation to purchase and pay for Series A Notes to be sold to such Purchaser at the initial Closing, and any other Purchaser’s obligation to purchase and pay for any Additional Notes to be sold to such Purchaser at a subsequent Closing, is subject to the satisfaction (or waiver in writing), prior to or on the applicable Closing Date, of the following conditions:

Section 4.1 Representations and Warranties. The representations and warranties of each Obligor set forth in this Agreement and the other Transaction Documents to which it is a party shall be true and correct in all material respects (although any representations and warranties which are qualified by “material”, “material adverse effect” or a similar term shall be true in all respects) as of the Closing Date (unless such representations and warranties specifically refer to an earlier date, in which case, solely as of such earlier date).

Section 4.2 Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement, any applicable NPPA Series Supplement and the other Transaction Documents required to be performed or complied with by it prior to or on the applicable Closing Date. Before and after giving effect to the issue and sale of any Notes pursuant to this Agreement (and the application of the proceeds thereof as contemplated by the applicable NPPA Series Supplement), no Default or Event of Default shall have occurred and be continuing and, after giving effect to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificates. Each Obligor shall have delivered to the applicable Purchasers an Officer’s Certificate of such Obligor, dated the applicable Closing Date, stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled as of the applicable Closing Date.

(b) Secretary’s Certificate. Each Obligor and each Pledgor (that is not already an Obligor) shall have delivered to the applicable Purchasers (i) a certificate of its Secretary or Assistant Secretary, dated the applicable Closing Date, certifying as to the resolutions attached thereto and other corporate, limited liability company or limited partnership proceedings, as applicable, relating to the authorization, execution and delivery of the Notes being issued on such Closing Date, this Agreement, the applicable NPPA Series Supplement and the other Transaction Documents to which it is a party and (ii) the certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable and as amended to date, certified by the Secretary of State of its state of its organization, and a copy of such Obligor’s by-laws, operating agreement, limited liability company agreement or limited partnership agreement, as applicable and as amended to date; provided, that in connection with the initial Closing Date, the certificates of LMRK Guarantor Co. LLC and 2019-1 Co-Guarantor LLC delivered in connection with such closing shall follow promptly following the initial Closing Date.

Section 4.4 Opinions of Counsel. The applicable Purchasers shall have received opinions or reliance letters, as applicable, in form and substance reasonably satisfactory to such Purchaser, dated the applicable Closing Date from:

(a) Special counsel for the Obligors;

(b) Special Delaware counsel to the Obligors; and

(c) Special counsel for the Trustee in connection with such transactions.

Section 4.5 Purchase Permitted by Applicable Law, Etc. On each Closing Date, the applicable Purchaser’s purchase of Series A Notes or Additional Notes, as applicable, shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Co-Issuers certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6 Sale of Other Notes. Contemporaneously with each Closing, the Co-Issuers shall sell, on a joint and several basis, to the applicable Purchaser and each such Purchaser shall purchase the Series of Notes to be purchased by it at such Closing as specified in the applicable NPPA Series Supplement.

Section 4.7 Payment of Special Counsel Fees. Without limiting Section 15.1, the Co-Issuers shall have paid on or before the applicable Closing Date the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent incurred prior to or on the applicable Closing Date and reflected in a statement of such counsel rendered to the Co-Issuers at least one (1) Business Day prior to such Closing Date.

Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series of Notes to be purchased.

Section 4.9 Acquisition. If the proceeds from the sale of any Notes to be purchased on a Closing Date will be used to finance or refinance the purchase price of any Acquisition, prior to, or concurrent with, such Closing, such Acquisition shall have been consummated.

Section 4.10 Funding Instructions. At least three (3) Business Days prior to each Closing Date (or such lesser period of time as shall be agreed by the Co-Issuers and the applicable Purchasers), the Trustee and the applicable Purchasers shall have received written instructions signed by a Responsible Officer of the Co-Issuers on letterhead of the Co-Issuers confirming the information specified in Section 3 (the “Funding Notice”) including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes to be purchased is to be deposited.

Section 4.11 [Reserved].

Section 4.12 Security Documents and Filings. The Security Documents (including any required joinders thereto) shall have been duly executed and delivered by the parties thereto and the applicable Purchasers shall have received true, correct and complete copies of each thereof. The UCC financing statements required to be filed in connection with the transactions contemplated by the Security Documents shall have been properly filed (or reasonably satisfactory arrangements shall have been made for the filing) in each office required in order to create in favor of the Trustee, for the ratable benefit of the Trustee and the Secured Parties, a valid perfected first priority Lien on the Collateral to the extent such security interest can be perfected by such filing (subject to Permitted Liens), and all necessary filing fees, and all taxes and other charges related to such filings, shall have been paid in full (or reasonably satisfactory arrangements shall have been made for such payment). The original certificates, if any, representing all of the Ownership Interest in each Project Company Parent and Project Company shall have been delivered to the Trustee, together with a duly executed irrevocable proxy and a duly executed transfer power in the form attached to the Pledge Agreement relating to such Ownership Interest.

Section 4.13 Account Control Agreements. Account Control Agreements with respect to each Account of each Obligor shall be duly executed and delivered by the relevant Obligor, the depository and the Trustee, in form and substance reasonably acceptable to each applicable Purchaser, each such Account Control Agreement shall constitute the legal, valid and binding contract and agreement of each of the parties thereto and the Trustee and each applicable Purchaser shall have received a true, correct and complete copy thereof.

Section 4.14 Due Authorization, Execution and Delivery of Other Transaction Documents. This Agreement, the applicable NPPA Series Supplement, the Notes to be issued at the applicable Closing Date and all other Transaction Documents shall have been duly authorized, executed and delivered by all parties thereto, respectively, (which may be effectuated by executing and delivering joinders thereto) and shall be in full force and effect on the applicable Closing Date and each applicable Purchaser shall have received true, correct and complete copies thereof.

Section 4.15 UCC Searches. UCC financing statement and federal income tax lien searches with respect to each Obligor (collectively, the “UCC Searches”) for each jurisdiction in which such Obligor is organized, shall have been delivered to the applicable Purchasers and their special counsel.

Section 4.16 Management Agreement. The Co-Issuers shall have delivered to the Trustee and each applicable Purchaser a true, correct and complete copy of the Management Agreement, together with the Collateral Assignment of the Management Agreement (including each joinder thereto) pursuant to which the Co-Issuers’ rights in the Management Agreement will be collaterally assigned by the Co-Issuers to the Trustee and Landmark Infrastructure Partners GP LLC will consent to such collateral assignment and represent and warrant that the Management Agreement is in full force and effect and no material default of the Co-Issuers shall have occurred and been continuing.

Section 4.17 Omnibus Collateral Assignment of Leases and Rents and Mortgages. The Obligors shall have delivered to the Trustee and each applicable Purchaser a true, correct and complete copy of the Omnibus Collateral Assignment of Leases and Rents pursuant to which each Project Company collaterally assigns to the Trustee all of its interests in each Ground Lease the terms of which do not prohibit such assignment, which prohibition shall exist in respect of Ground Leases or other Project Assets generating no more than 5% of the aggregate Gross Revenues with respect to all Ground Leases and other Project Assets. In accordance with Section 9.8, the Omnibus Collateral Assignment of Leases and Rents and any Mortgages will not be recorded in the relevant real estate records of the Project Sites unless and until a Debt Service Trigger Event has occurred or an Event of Default shall have occurred and be continuing as further described therein.

Section 4.18 Insurance. Certificates of insurance reasonably acceptable to each applicable Purchaser and their special counsel evidencing the insurance policies of each Obligor and endorsements required to be maintained pursuant to Section 9.2 shall have been delivered to such Purchaser and their special counsel.

Section 4.19 Project Documents and Material Contracts. No material default of any Obligor or any Subsidiary shall have occurred and be continuing under any Project Document or any Material Contract.

Section 4.20 Termination of Prior Indebtedness. If the proceeds from the sale of Notes to be issued on such Closing Date will be used to finance or refinance the purchase price of any Prior Indebtedness, arrangements reasonably satisfactory to such Purchaser for the termination and payment in full of all Prior Indebtedness, if any, and for the release of all related Liens of the secured parties on the Collateral being financed or refinanced upon such payment.

Section 4.21 Approvals. The applicable Purchasers shall have received reasonably satisfactory documentation of any approval or consent required to be obtained from any third party in connection with the transactions contemplated by this Agreement, the related NPPA Series Supplement and any other Transaction Document.

Section 4.22 Rating on Notes. The applicable Purchasers shall have received a copy of the letter issued by DBRS assigning a rating to the applicable Notes to be issued on such Closing Date of “BBB” or better, in the case of the Series A Notes, or such rating as shall be agreed with the applicable Purchasers, in the case of any Additional Notes.

Section 4.23 Satisfaction of Reserve Requirement. The Debt Service Reserve Requirement shall have been satisfied (in cash deposits in the Debt Service Reserve Account, pursuant to a Letter of Credit as permitted under the Collateral Trust Indenture or by a combination of both) in the amount required under the Collateral Trust Indenture, after giving effect to the application of proceeds and the issuance of such Notes.

Section 4.24 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory to the applicable Purchasers, and such Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchasers or such Purchasers’ special counsel may reasonably request.

Section 4.25 KYC. At least five (5) days prior to each Closing Date (or such shorter time frame as acceptable to the related Purchaser), such Purchaser shall have received all documentation and other information required by such Purchaser under applicable “know-your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such Purchaser has provided at least ten (10) Business Day’s prior written notice to the Co-Issuers regarding the documentation and other information so required.

Section 4.26 U.S. Risk Retention Requirements. On each Closing Date, Landmark Infrastructure Operating Company LLC will be in compliance with the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the federal interagency credit risk retention rules promulgated thereunder, codified at 17 C.F.R. Part 246 (the “U.S. Risk Retention Rules”).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor represents and warrants to each Purchaser that, on each Closing Date:

Section 5.1 Organization; Power and Authority. Each Obligor is (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the applicable NPPA Series Supplement, the Notes being purchased on such Closing Date, the other Transaction Documents, the Project Documents to which it is a party and Material Contracts to which it is a party and to perform the provisions hereof and thereof.

Section 5.2 Authorization, Etc. Each of this Agreement, the applicable NPPA Series Supplement, the Notes being purchased on such Closing Date, the other Transaction Documents, Project Documents and Material Contracts to which any Obligor or any of its Subsidiaries is a party has been duly authorized by all necessary corporate, limited liability company or partnership, as applicable, action on the part of such Person, and this Agreement constitutes, and upon execution and delivery thereof the applicable NPPA Series Supplement, each Note being purchased on such Closing Date, each other Transaction Document to which any Obligor or any of its Subsidiaries is a party will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. To the extent that the Co-Issuers, either directly or through their agents, have delivered to such Purchaser a copy of a presentation relating to the transactions contemplated by the applicable NPPA Series Supplement and identified on Schedule 5.3 to the applicable NPPA Series Supplement (the “Presentation”), any such Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Co-Issuers and the other Obligors. The Transaction Documents, projections and the documents, certificates or other writings delivered to such Purchaser by or on behalf of the Obligors on or prior to the related Closing Date in connection with the transactions contemplated by the applicable NPPA Series Supplement and identified in Schedule 5.3 thereto (the Transaction Documents, the projections and such documents, certificates or other writings delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to the projections, projected financial information, forecasts, general economic and market estimates or forward-looking information, the Co-Issuers represent and warrant only that such projections, forecasts, estimates and other information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered. There is no fact known to the Co-Issuers that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, in the applicable NPPA Series Supplement or in the Disclosure Documents.

Section 5.4 Subsidiaries.

(a) Schedule 5.4 to the applicable NPPA Series Supplement contains complete and correct lists of (i) each Obligor and its Subsidiaries as of the date thereof, showing as to each Obligor and each Subsidiary, the correct and legal name thereof, the jurisdiction of its organization, the employer identification number, the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests, (ii) each Obligor’s Subsidiaries, if any, and (iii) each Obligor’s directors and senior officers on the date hereof. As of the date hereof, the Issuer is a Wholly-Owned Subsidiary of LMRK Guarantor Co. LLC, each Project Company (other than the Co-Issuer) is a Wholly-Owned Subsidiary of the Issuer, and the Co-Issuer is a Wholly-Owned Subsidiary of 2019-1 Co-Guarantor LLC. There are no Project Company Parents on the date hereof.

(b) All of the outstanding membership interests, shares of capital stock or similar equity interests of each Subsidiary shown in such Schedule 5.4 as being owned by any Obligor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Obligor or another Subsidiary free and clear of any Lien (other than Permitted Liens).

(c) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes and the Security Documents) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Obligor or any of its Subsidiaries that owns outstanding membership interests, shares of capital stock or similar equity interests of such Subsidiary.

(d) Except as disclosed on such Schedule 5.4, to the Co-Issuers’ actual knowledge, no Obligor nor any of their Subsidiaries has had any other legal names in the previous five (5) years.

Section 5.5 Financial Statements; Material Liabilities. (a) As of the date of this Agreement, neither the Co-Issuers nor any Subsidiary of the Co-Issuers has any prior audited financial statements. To the extent that the Co-Issuers have delivered any financial statements of the Co-Issuers or any of the Obligors, whether on a stand-alone basis or a consolidated and/or combined basis with such Obligor’s Subsidiaries, to the Purchasers of the Notes to be purchased on such Closing Date (and the existing Noteholders), such financial statements will be identified on Schedule 5.3 to the applicable NPPA Series Supplement and, except to the extent disclosed in such Schedule 5.3, such financial statements (including any related notes thereto) fairly present in all material respects the financial position, results of operations and cash flows, as applicable, of the companies being reported on as of the dates and for the periods indicated, subject in the case of any quarterly financial statements to changes resulting from year-end adjustments, and such financial statements have been prepared in all material respects in conformity with GAAP.

(b) The Co-Issuers and their Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents, except for liabilities listed on Schedule 5.5(b) to the applicable NPPA Series Supplement.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Obligor of this Agreement, the applicable NPPA Series Supplement, the Notes being issued on such Closing Date and each other Transaction Document to which such Person is a party do not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, material lease, corporate charter or by-laws, shareholders agreement or any other material agreement or instrument to which such Obligor or any of its Subsidiaries is bound or by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected (except for the Liens granted to the Trustee pursuant to the Security Documents) (except where such contravention, breach or default will not cause a Material Adverse Effect), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any of its Subsidiaries (except where such conflict or breach will not cause a Material Adverse Effect), (iii) violate any Governmental Approval, any provision of any Law or other rule or regulation of any Governmental Authority in any respect applicable to such Obligor or any of its Subsidiaries (except where such violation will not cause a Material Adverse Effect) or (iv) require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of such Obligor or any of its Subsidiaries or any other Person, other than such approvals or consents as have already been obtained and are in full force and effect or where the failure to obtain such approval or consent will not cause a Material Adverse Effect.

Section 5.7 Governmental Authorizations, Etc. No material consent, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement, the applicable NPPA Series Supplement, the Notes being issued on such Closing Date or any other Transaction Document, except for those that have been obtained or made on or prior to the applicable Closing Date or where the failure to obtain any of the foregoing will not cause a Material Adverse Effect.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as described in Schedule 5.8 to the applicable NPPA Series Supplement, there are no actions, suits, investigations or proceedings pending or, to the actual knowledge of any Obligor, threatened against any Obligor or any of its Subsidiaries (including, without limitation, with respect to any Project or any Governmental Approval relating thereto) in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as described in Schedule 5.8 to the applicable NPPA Series Supplement, no Obligor nor any of its Subsidiaries is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority binding upon it or its property or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. Except as described in Schedule 5.9 to the applicable NPPA Series Supplement, to the knowledge of the Co-Issuers, the Co-Issuers and their Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings. The Co-Issuers know of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10 Title to Property; Leases. Except as described in Schedule 5.10 to the applicable NPPA Series Supplement, each Obligor has good and sufficient title to or leasehold interests in all of the Material properties and assets purported to be conveyed pursuant to the terms of any applicable acquisition agreement and otherwise owned or leased by such Obligor which are necessary to operate its business as currently conducted, in each case free and clear of Liens (subject to Permitted Liens).

Section 5.11 Licenses, Permits, Etc. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as described in Schedule 5.11 to the applicable NPPA Series Supplement,

(a) each Obligor and its Subsidiaries own or possess all licenses, Permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto required to be owned or possessed by such Person to operate its business as currently conducted, without known conflict with the rights of others;

(b) no product or service of such Obligor or any of its Subsidiaries infringes any license, Permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c) there is no violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any license, Permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any of its Subsidiaries.

Section 5.12 Compliance with Employee Benefit Plans.

(a) The Co-Issuers and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Co-Issuers nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Co-Issuers or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Co-Issuers or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Co-Issuers and their ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that, individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Co-Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Co-Issuers and their Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Co-Issuers to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes being purchased by such Purchaser.

(f) The Obligors do not have any Non-U.S. Plans.

Section 5.13 Private Offering by the Obligors. No Obligor nor anyone acting on its behalf has offered the Notes being issued on such Closing Date or any similar Securities for sale to, or solicited any offer to buy such Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than Persons that are Institutional Investors (excluding the Purchasers), each of which has been offered such Notes at a private sale for investment. No Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of such Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Co-Issuers will apply the proceeds of the sale of the Notes being issued on such Closing Date in the manner set forth in the applicable NPPA Series Supplement. No part of the proceeds from the sale of any Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the assets of any Obligor and its Subsidiaries and no Obligor has any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Indebtedness.

(a) Except as described therein, Schedule 5.15 of the applicable NPPA Series Supplement sets forth a complete and correct list of all outstanding Indebtedness of each Obligor as of such Closing Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such outstanding Indebtedness of any Obligor. No Obligor is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such outstanding Indebtedness of any Obligor and no event or condition exists with respect to any Indebtedness of any Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such outstanding Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15 of the applicable NPPA Series Supplement, as of such Closing Date, no Obligor has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Permitted Liens) that secures Indebtedness outstanding as of such Closing Date or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Permitted Liens) that secures such outstanding Indebtedness.

(c) No Obligor is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor outstanding as of such Closing Date, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Co-Issuers, except as disclosed in Schedule 5.15 of the applicable NPPA Series Supplement.

Section 5.16 Foreign Assets Control Regulations, Etc.

(a) No Obligor nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) No Obligor nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to each Obligor’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes being issued on such Closing Date:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Obligor or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Co-Issuers or their Affiliates have established procedures and controls which such Persons reasonably believe are adequate (and otherwise comply in all material respects with applicable law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17 Status under Certain Statutes.

(a) No Obligor is subject to regulation under the Public Utility Holding Company Act of 2005 as a “public-utility company” or a “holding company” and no Obligor is subject to regulation as a “public utility” under Section 201(e) of the Federal Power Act of 1935, as amended, or as a “holding company” thereof.

(b) No Obligor is subject to regulation as an “investment company” (as defined in the Investment Company Act of 1940, as amended) or as controlled by an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 5.18 Environmental Matters.

Except as disclosed in Schedule 5.18 of the applicable NPPA Series Supplement:

(a) no Obligor has actual knowledge of any claim or has received any written notice of any claim or proceeding instituted against any Obligor or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any liability under or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

(b) no Obligor has actual knowledge of any Release or threatened Release of any Hazardous Materials on, at or under any real property owned, leased or operated by any of them in violation of applicable Environmental Law, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(c) no Obligor has, since the date that is three years prior to such Closing Date, stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(d) no Obligor has, since the date that is three years prior to such Closing Date, disposed of any Hazardous Materials in violation of any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(e) each Obligor’s ownership and operation of all buildings on all real properties now owned, leased or operated by any Obligor is and, since the date that is three years prior to such Closing Date, has been in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Security Documents. The Security Documents are effective to create in favor of the Trustee for its own benefit and the equal and ratable benefit of the Secured Parties a legal, valid and enforceable first priority Lien on the Collateral (subject to Permitted Liens). The security interests granted to the Trustee (for the benefit of the Secured Parties) pursuant to the Security Documents in the Collateral consisting of personal property subject to the UCC will be perfected (i) with respect to any property that can be perfected by filing under the UCC, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.19 to the applicable NPPA Series Supplement, (ii) with respect to any Account of any Obligor that can be perfected by control, upon execution of an Account Control Agreement, and (iii) with respect to any property (if any) that can be perfected solely by possession, upon the Trustee receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC, superior and prior to the rights of all third Persons, and in each case subject only to Permitted Liens. No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.19 to the applicable NPPA Series Supplement is necessary to perfect (or, other than UCC continuation statements, maintain the perfection of) the security interests granted to the Trustee (for the benefit of the Secured Parties) pursuant to the Security Documents (to the extent the Trustee’s security interest can be perfected by filing a financing statement under the UCC), and on and as of each relevant date on which this representation and warranty is made, all such filings (other than UCC continuation statements) or recordings have been made (or reasonably satisfactory arrangements shall have been made for such filing or recording at such Closing).

Section 5.20 Material Project Documents and Material Contracts.

(a) Set forth on Schedule 5.20 to the applicable NPPA Series Supplement is a true and correct general description of all Material Project Documents and Material Contracts (other than the Transaction Documents) to which any Obligor is a party.

(b) For each Material Project Document and each Material Contract to which an Obligor is a party, (i) such Material Project Document or Material Contract, as applicable, to the actual knowledge of such Obligor, is in full force and effect and is binding upon and enforceable against such Obligor and all other parties thereto in accordance with its terms, (ii) to the actual knowledge of the Co-Issuers, each of the Material Project Documents is in full force and effect, and (iii) to the actual knowledge of the Co-Issuers, all consents (if any) required to be obtained thereunder in connection with the issuance of the Notes of any series, the execution, delivery and performance of the Transaction Documents and the granting of the collateral assignments or security interests pursuant to the Security Documents in such Obligor’s rights under any such Material Project Document and Material Contract have been obtained, except in each case as disclosed on Schedule 5.20 to the applicable NPPA Series Supplement.

(c) Except as otherwise described in Schedule 5.20 to the applicable NPPA Series Supplement, no Obligor is in default under any Material Project Document or Material Contract beyond any applicable grace period set forth therein which default would reasonably be expected to have a Material Adverse Effect. No Counterparty is in default under any Material Project Document or Material Contract to which it is party beyond any applicable grace period set forth therein that would reasonably be expected to have a Material Adverse Effect.

Section 5.21 Lien Limitations in Project Documents and Material Contracts. Except as disclosed in Schedule 5.21 to the applicable NPPA Series Supplement, as of such Closing Date, no Obligor is a party to, or is otherwise subject to any provision contained in, or has agreed or consented to enter into in the future, any Material Project Document or Material Contract that prohibits the creation of a Lien on such Obligor’s rights therein.

Section 5.22 Solvency. Each Obligor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. No Obligor has incurred or intends to incur debts beyond its ability to pay such debts as they become due. No Obligor intends to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Agreement or the other Transaction Documents to which it is a party.

Section 5.23 Insurance. All insurance required to be obtained and maintained pursuant to Section 9.2 by each Obligor is in full force and effect as of each date this representation is made and complies with the insurance requirements set forth on Schedule 9.2 to the applicable NPPA.

Section 5.24 Joint Benefit. The business operations of each Obligor are interrelated and complement one another, and such entities have a common business purpose. The proceeds of Notes will benefit the Co-Issuers and each other Guarantor, severally and jointly, regardless of which entity receives part or all of any such proceeds.

Section 5.25 Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by any Obligor contained in the other Transaction Documents and in the certificates and other agreements delivered in connection therewith are true and correct in all material respects (although any representations and warranties which are qualified by “material”, “material adverse effect” or a similar term shall be true in all respects) as of the date when made (unless such representations and warranties specifically refer to an earlier date, in which case, solely as of such earlier date).

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser severally represents and warranties as of the Closing Date on which it purchases Notes under this Agreement and the applicable NPPA Series Supplement that:

Section 6.1 Purchase for Investment. (a) it is purchasing the Notes being purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Notes shall at all times be within such Purchaser’s control and (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and in compliance with any state or other securities laws, except under circumstances where neither such registration nor such an exemption is required by law, and that the Co-Issuers are not required to register the Notes. Each Purchaser severally represents that it is entitled to a complete exemption from U.S. withholding taxes.

Section 6.2 Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Co-Issuers in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in either Co-Issuer that would cause the QPAM and either Co-Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Co-Issuers in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in either Co-Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Co-Issuers in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Co-Issuers in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1 Financial and Business Information. The Co-Issuers shall deliver (or cause to be delivered) to the Trustee, on behalf of the Trustee and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within ninety (90) days following the end of each fiscal quarter of each fiscal year of the Co-Issuers, copies of:

(i) an unaudited consolidated balance sheet of the Co-Issuers and their Subsidiaries as at the end of such quarter, and

(ii) unaudited consolidated statements of operations and cash flows of the Co-Issuers and their Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, commencing with the first full fiscal quarter beginning and ending after the initial Closing Date and setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year for which the Co-Issuers have previously delivered such financial statements, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer of the Co-Issuers as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, with a copy delivered by the Co-Issuers to the Noteholders;

(b) Annual Statements — within one hundred twenty (120) days following the end of each fiscal year of the Parent, copies of:

(i) an audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, and

(ii) audited consolidated statements of operations and cash flows of the Parent and its consolidated Subsidiaries for such year,

commencing with the first full fiscal year beginning and ending after the initial Closing Date and setting forth in each case in comparative form the figures for the previous fiscal year for which the Parent has previously delivered such financial statements, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any adverse qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall have been prepared on the basis of and in accordance with generally accepted auditing standards, with a copy delivered by the Co-Issuers to the Noteholders;

(c) Notice of Certain Defaults and Events of Default — promptly, and in any event within 5 days after a Responsible Officer has actual knowledge of the existence of any payment Default with respect to any Series of Notes or involuntary bankruptcy or insolvency Default or any Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Co-Issuers are taking or proposes to take with respect thereto;

(d) Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer has knowledge of any of the following events, a written notice setting forth the nature thereof and the action, if any, that either Co-Issuer or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Co-Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii) any event, transaction or condition that could result in the incurrence of any liability by either Co-Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Co-Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(e) Notices from Governmental Authority — promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to either Co-Issuer or any other Obligor or any Person party to a Material Project Document or Material Contract from any Governmental Authority relating to any order, ruling, statute or other law or regulation or proceeding that could reasonably be expected to have a Material Adverse Effect;

(f) Resignation or Replacement of Auditors — within ten (10) days following the date on which the Co-Issuers’ auditors resign or the Co-Issuers elect to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;

(g) Insurance Information — (1) concurrently with the delivery of financial statements under Section 7.1(a), a certificate executed by an Responsible Officer of the Co-Issuers certifying that all insurance policies required to be maintained by or on behalf of an Obligor pursuant to Section 9.2 are being maintained in accordance with the requirements of Section 9.2, or, if any such insurance policy has not been so maintained by such Obligor, providing an explanation for such failure to maintain such insurance policy and (2) promptly following receipt thereof, any information received with respect to the termination, cancellation of, adverse change in, expiration of or default under, any insurance policy required to be maintained under Section 9.2;

(h) Additional Project Documents and Material Contracts — promptly after the execution and delivery by any Obligor thereof, true and correct copies of all Additional Project Documents that are Material Project Documents and Material Contracts and related consents and agreements and all material amendments, supplements or modifications thereto, or any Replacement Project Document or Replacement Material Contract;

(i) Notices Under Material Project Documents and Material Contracts — promptly, and in any event within ten (10) Business Days of delivery or receipt by an Obligor thereof, as applicable, copies of all notices of termination, default or event of default, suspension of performance or any Force Majeure event given or received by an Obligor pursuant to or in respect of any Material Project Document or Material Contract that could be Material or any other notices or documents given or received pursuant to or in respect of any Material Project Document or Material Contract which describes any such event or circumstance; or any other Material event or circumstance relating to a Project;

(j) Notices of Casualty/Condemnation — promptly, and in any event within ten (10) Business Days, after a Responsible Officer of any Obligor has actual knowledge of any physical loss or damage to, or condemnation or taking of, any Collateral (i) that, in the reasonable judgment of any Obligor, diminishes the value of such Collateral by an amount greater than $5,000,000 or (ii) that results in insurance proceeds or condemnation award (including, without limitation, any Casualty Proceeds or Condemnation Proceeds) received with respect to such loss, damage or condemnation to such Collateral in an amount greater than $5,000,000, a written notice specifying the nature of such loss or damage or condemnation or taking, as the case may be, the extent of any disruption caused to the operations of the applicable Project as a result of such loss or damage or condemnation or taking, as the case may be, and what action the Co-Issuers are taking or proposes to take, if any, with respect thereto; provided that any physical loss or damage to, or condemnation or taking of, any Collateral below $5,000,0000 shall be reported on the following quarterly statement delivered in connection with Section 7.1;

(k) Notices of Environmental Matters — promptly, and in any event within ten (10) Business Days after (1) a Responsible Officer of any Obligor has actual knowledge of any Release of any Hazardous Material in violation of any Environmental Laws upon any premises owned or operated by any Obligor, (2) the receipt by a Responsible Officer of the Co-Issuers of any written notice of violation of, or potential liability or similar notice under, any Environmental Law, (3) the Responsible Officer having knowledge of the commencement of, or any material change to, any action, investigation, suit, proceeding, claim, demand or dispute alleging a violation of or liability under any Environmental Law or (4) the receipt by a Responsible Officer of the Co-Issuers of any written notice of termination, suspension or revocation or material modification, in whole or in part of any Environmental Permits applicable to any Project Site, in the case of each of (1), (2), (3) and (4), that results in costs, expenses or damages to the Obligors in excess of $1,000,000 per incident;

(l) Notices of Specific Material Adverse Effects — other than as provided in written notices pursuant to the above clauses (a) through (k), promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Co-Issuers has actual knowledge of any Material Adverse Effect or the occurrence of any event or circumstance (including a change in Law) which has or would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof and what action the Obligors are taking or proposes to take, if any, with respect thereto;

(m) Notices with respect to Additional Collateral — (i) promptly, notice of any interest in real property acquired by any Obligor after the Closing Date with respect to any existing or new Project or Project Site valued in excess of $5,000,000 and (ii) an updated Exhibit B to the Collateral Trust Indenture describing any additional Commercial Tort Claims (as defined in Section 2.1 of the Collateral Trust Indenture) valued in excess of $5,000,000 individually, if any, promptly as they arise;

(n) Restricted Payment Certification — a Responsible Officer of each Co-Issuer will deliver the certificate required to be delivered by Section 10.7(a) or (b) on each date the Co-Issuers make a Restricted Payment; and

(o) Requested Information — with reasonable promptness, such other data, reports and information relating to the business, operations, affairs, financial condition, assets or properties of the Co-Issuers or any other Obligor or compliance by or relating to the ability of the Co-Issuers or any Obligor to perform its obligations hereunder and under the Notes or any other Transaction Document or any Project Document as from time to time may be reasonably requested by any holder of a Note.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate, substantially in the form of Exhibit B attached hereto, of a Responsible Officer of each Co-Issuer:

(a) Covenant Compliance — setting forth the material information from such financial statements that is reasonably required in order to establish whether the Obligors were in compliance with the requirements of Section 10 hereof and Section 4.4 of the Collateral Trust Indenture during the quarterly or annual period covered by the statements then being furnished and, with respect to the Debt Service Reserve Requirement, setting forth the balance in the Debt Service Reserve Account, together with any Reserve Letter(s) of Credit delivered to the Trustee, in satisfaction of the Debt Service Reserve Requirement and detailed calculations of the Debt Service Coverage Ratio and the Debt Service Reserve Requirement, in each case as of the last day of the most recently ended fiscal quarter; and

(b) Event of Default — certifying that such Responsible Officer has reviewed the relevant terms hereof and has made, or caused to be made, by the Project Manager and/or other Persons under his or her supervision, a review of the material transactions and financial condition of the Co-Issuers and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or, if any such Event of Default existed or exists (including any such Event of Default resulting from the failure of the Co-Issuers or any Subsidiary of the Co-Issuers to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Co-Issuers shall have taken or proposes to take with respect thereto.

Section 7.3 Visitation. The Co-Issuers shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon at least ten (10) Business Days’ prior written notice to the Co-Issuers, to visit any of the offices (and, to the extent permitted by applicable landowners and/or landlords, any of the properties) of the Co-Issuers and their Subsidiaries one time per year during normal business hours and without undue disruption of business, to discuss the affairs, finances and accounts of the Co-Issuers and their Subsidiaries with the Co-Issuers’ officers; and

(b) Event of Default —if any Default or Event of Default occurs and is continuing, at the expense of the Co-Issuers to visit and inspect any of the offices or properties of the Co-Issuers or any Subsidiary of the Co-Issuers, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and (in the presence of an officer of the Co-Issuers) independent public accountants (and by this provision the Co-Issuers authorizes said accountants to discuss the affairs, finances and accounts of the Co-Issuers and their Subsidiaries), all at such times and as often as may be requested.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, Officer’s Certificates and other documents that are required to be delivered by the Co-Issuers pursuant to Sections 7.1, 7.2 and 9.17 shall be deemed to have been delivered if the Co-Issuers satisfy any of the following requirements with respect thereto:

(a) such documents are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Co-Issuers; or

(b) such documents are timely posted by or on behalf of the Co-Issuers on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such documents be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of clauses (b), the Co-Issuers shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such documents or to receive them by e-mail, the Co-Issuers will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Unless otherwise provided in the NPPA Series Supplement for any Series of Notes, the provisions set forth in this Section 8 will apply to any Notes issued under this Agreement.

Section 8.1 Maturity. With respect to each Series of Notes, on each Payment Date to and including the Maturity Date as set forth in the NPPA Series Supplement for such Series of Notes, the Co-Issuers will pay the principal amount of such Notes in accordance with the Amortization Schedule attached to the NPPA Series Supplement with respect to such Series of Notes at par and without payment of the Make-Whole Amount (each a “Scheduled Payment Amount”). Upon any partial prepayment or purchase of Notes of any series pursuant to Sections 8.2, 8.5, 8.6 or 8.8, the aggregate principal amount of each required payment of Notes of such Series becoming due under such Amortization Schedule on or after such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such Series is reduced as a result of such prepayment or purchase, and the Amortization Schedule shall be modified to reflect such partial prepayments or purchases accordingly. The entire unpaid principal balance of each Note shall be due and payable on its Maturity Date.

Section 8.2 Optional Prepayments.

(a) With Make-Whole Amount. Subject to subparagraph (b) of this Section 8.2, the Co-Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than $2,500,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest on such Notes accrued to the date of prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount provided that if (i) a Default or Event of Default has occurred and is continuing at the time of such notice provided or on the date set for prepayment or (ii) a Default or an Event of Default would result from making such prepayment, then such prepayment pursuant to this Section 8.2(a) must be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to series). The Co-Issuers will give each holder of Notes to be prepaid (with a copy to the Trustee) written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment unless the Co-Issuers and the Required Holders of such Series of Notes to be prepaid agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day) of prepayment, the aggregate principal amount of the Notes of such series to be prepaid on such date, the principal amount of each Note of such series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Co-Issuers as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, provided that the Co-Issuers may rescind any notice of an optional prepayment pursuant to this Section 8.2 by providing written notice to each holder of such Notes (with a copy to the Trustee) at least five (5) Business Days prior to the scheduled date of such optional prepayment contained in the written notice described in the second sentence of this Section 8.2. Two (2) Business Days prior to such prepayment, the Co-Issuers shall deliver to each holder of Notes to be prepaid (with a copy to the Trustee) a certificate of a Senior Financial Officer of the Co-Issuers specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b) Without Make-Whole Amount. Except as otherwise set forth in the NPPA Series Supplement for a Series of Notes, the Co-Issuers may, at their option, upon notice as provided below, at any time (i) with respect to any Series of Notes that have an initial term of seven years or less, during the last twelve calendar months prior to the applicable Maturity Date, (ii) with respect to any Series of Notes that have an initial term of greater than seven years but less than or equal to ten years, during the last eighteen calendar months prior to the applicable Maturity Date, prepay all, but not less than all, the Notes of any Series, in an amount not less than 100% of the principal amount then outstanding, together with interest on such Notes accrued to the date of prepayment (but, for the avoidance of doubt without any Make-Whole Amount or other prepayment premium or penalty). The Co-Issuers will give each holder of Notes (with a copy to the Trustee) written notice of prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment, unless the Co-Issuers and the Required Holders of such series of Notes agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of such series to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment or purchase of the Notes of any Series pursuant to Section 8.2(a), the aggregate principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note of such Series to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Co-Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Co-Issuers and cancelled and shall not be reissued, and no Note of the applicable series shall be issued in lieu of any prepaid principal amount of any Note of such Series.

Section 8.5 Purchase of Notes. The Co-Issuers shall not and shall not permit any Affiliate of the Co-Issuers to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of all of the Notes of such Series in accordance with the terms of this Agreement, the Notes of such Series and the NPPA Series Supplement for such Series of Notes or (b) pursuant to an offer to purchase made by the Co-Issuers or an Affiliate of the Co-Issuers pro rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions, provided that if (i) a Default or Event of Default has occurred and is continuing at the time such offer to purchase is made or on the date set for purchase or (ii) if a Default or Event of Default would result from such purchase, then any such offer to purchase pursuant to this Section 8.5 shall be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least twenty (20) Business Days. If the holders of more than 25% of the principal amount of the Series of Notes subject any such offer then outstanding accept such offer, the Co-Issuers shall promptly notify the remaining holders of the Notes of such Series of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. The Co-Issuers will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Prepayment of Notes upon Change in Control.

(a) Notice of Change in Control. The Co-Issuers will, within ten (10) Business Days following the occurrence of any Change in Control with respect to any Series of Notes which remains in effect, give written notice of such Change in Control to each holder of Notes, which notice shall contain and constitute an offer to prepay all of the Notes as described in subparagraph (b) of this Section 8.6 (a “Change in Control Offer”) and shall be accompanied by the certificate described in subparagraph (f) of this Section 8.6.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.6(a) shall be an offer to prepay, in accordance with and subject to this Section 8.6, all, but not less than all, of the Notes held by each holder (in this case, and in Section 8.8(c), only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which date shall be not less than twenty (20) days and not more than sixty (60) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day on or after the thirtieth (30th) day after the date of such offer).

(c) Acceptance/Rejection. A holder of Notes subject to a Change in Control Offer may accept or reject such offer by causing a notice of such acceptance or rejection to be delivered to the Co-Issuers not later than fifteen (15) days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to a Change in Control Offer within such fifteen (15) day period shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of Notes subject to a Change in Control Offer shall be at 100% of the outstanding principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without any Make-Whole Amount or other premium or penalty. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each Change in Control Offer shall be accompanied by a certificate, executed by a Senior Financial Officer of the Co-Issuers and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.6; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.6 have been fulfilled (or will be on the applicable Proposed Prepayment Date); and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f) Certain Definitions.

(1) “Landmark Party” means the Parent or any of its subsidiaries or any Controlled Affiliate.

(2) “Change in Control”, with respect to each Series of Notes, shall occur if (i) LMRK Guarantor Co. LLC ceases to own 100% of the Issuer, (ii) 2019-1 Co-Guarantor LLC ceases to own 100% of the Co-Issuer or (iii) the Issuer or Co-Issuer cease to own, directly, 100% of any Project Company Parent or directly or indirectly (through a Project Company Parent), 100% of any Project Company (other than the Co-Issuer).

(3) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise (including as the manager or general partner thereof).

Section 8.7 [Reserved].

Section 8.8 Prepayment from Excess Cash Flow. (a) If the Debt Service Coverage Ratio for the Co-Issuers and their Subsidiaries (consolidated in accordance with GAAP), measured for the period of 12-consecutive months most recently ended, on any Calculation Date is less than 1.30 to 1.00 (a “Debt Service Trigger Event”), the Co-Issuers will offer to prepay all of the Notes at par (and for the avoidance of doubt without any Make-Whole Amount or other prepayment premium or penalty) in an amount equal to the Excess Cash Flow Prepayment Amount for such Calculation Date pursuant to Section 8.8(b).

(b) Offer to Prepay Notes. An offer to prepay the Notes contemplated by Section 8.8(a) shall be an offer to prepay, in accordance with and subject to this Section 8.8, the Notes and any Notes held by each holder (as defined in Section 8.6(b)), on a pro rata basis in the amount equal to the applicable Excess Cash Flow Prepayment Amount for such Calculation Date, on the Proposed Prepayment Date set forth in such offer, which date shall be not less than twenty (20) days and not more than sixty (60) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day on or after the thirtieth (30th) day after the date of such offer).

(c) Acceptance/Rejection/Re-Offer. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Co-Issuers not later than fifteen (15) days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 within such fifteen (15) day period shall be deemed to constitute a rejection of such offer by such holder. If any holder of Notes rejects (or is deemed to reject such offer in accordance with this Section 8.8(c)), the Co-Issuers shall re-offer such unapplied Excess Cash Flow Prepayment Amount (“Unapplied Amount”) to any holder of Notes that previously accepted such offer (“Re-Offer”), which Re-Offer may be accepted or rejected pursuant to this Section 8.8(c); provided, however, the Co-Issuers shall only make one Re-Offer with respect to any Unapplied Amount.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8(a)-(c) shall be applied pro rata to each holder accepting an offer (or Re-Offer) under this Section 8.8 and shall be made on the Proposed Prepayment Date. The Unapplied Amount, if any (following a Re-Offer), shall be retained in the Revenue Accounts and may be used for any purpose not prohibited by this Agreement.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Co-Issuers and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the Excess Cash Flow Prepayment Amount calculation; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) the total Unapplied Amount (if any) remaining after the Re-Offer.

(f) Control Event. Notwithstanding Sections 8.8(a) through (e) above, if a Control Event exists, then the Notes shall be prepaid at par (and for the avoidance of doubt without any Make-Whole Amount or other prepayment premium or penalty) on each Calculation Date during the continuance of such Control Event in an amount equal to the Excess Cash Flow Prepayment Amount for such Calculation Date; and prepayment of the Notes pursuant to this Section 8.8(f) shall be applied pro rata to each holder of Notes and shall be paid from the Control Account on such Calculation Date in accordance with Section 4.2(e) of the Collateral Trust Indenture.

Section 8.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

With respect to the Holders of Notes of each Series issued under this Agreement, each Obligor agrees to comply with the following covenants as so long as any Notes of such Series are outstanding:

Section 9.1 Compliance with Laws. Without limiting Section 10.3, each Obligor will, and will cause each of its Subsidiaries to (i) comply with all Laws (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) which (and to the extent) such Laws are applicable to it and its Project Site(s), and (ii) obtain and maintain in effect all Governmental Approvals required to be obtained and maintained by such Obligor for the ownership, operation or maintenance of its rights and interests in each Project Site of such Obligor or to the conduct of such Obligor’s respective businesses, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. The Co-Issuers will maintain or cause the Project Manager to obtain insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are contemplated under the Management Agreement or are reasonably customary in the case of entities of established reputations engaged in the same or a similar business owing rights and interests in similar assets and being otherwise similarly situated (which type and coverage amounts on the applicable Closing Date are set forth in Schedule 9.2 to the applicable NPPA Series Supplement), and (ii) all insurance required to be maintained hereunder shall be maintained with financially sound and reputable insurers, with (A) a Best rating of “A-” or better and a financial size category of “VII” or better, (B) a S&P financial strength rating of “A-” or better or (C) other companies reasonably acceptable to the Required Holders.

Section 9.3 Maintenance of Properties and Ownership.

(a) Each Obligor will (i) maintain and keep, and will cause each of its Subsidiaries to maintain and keep, the properties owned by such Obligor, and will exercise commercially reasonable efforts to cause other parties that own or lease interests in the Project Sites to maintain and keep such Project Sites (if such other parties are so obligated under the Project Documents or applicable law), in good working order and condition in all Material respects (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) use the standard of care set forth in the Management Agreement or which is otherwise typical in the relevant industry with respect to assets and properties of the type owned or leased by such Person in the operation and maintenance of such Person’s properties and facilities. Each Obligor will comply, and will cause each of its Subsidiaries to comply, in all material respects with the terms and conditions of all Ground Leases, leases, easements, right-of-way agreements and other similar agreements (collectively, the “real property interests”) to which it is from time to time a party and that are Material to such Obligor and its Project Site(s) or any part thereof and are then in effect.

(b) (i) Subject to Sections 10.2 and 10.5, the Co-Issuers will at all times own directly, 100% of any Project Company Parent or directly or indirectly (through a Project Company Parent), 100% of any Project Company (other than the Co-Issuer) free and clear of any Lien (other than the Liens of the Security Documents), and the Co-Issuers shall cause all of the Ownership Interests of each such entity to be pledged to the Trustee pursuant to the terms of the Security Documents, and (ii) subject to Sections 10.2, 10.5 and 10.9, will cause each Project Company to, at all times, own directly, its rights and interests in its Material assets and properties (including its rights and interests in each Project Site) free and clear of any Lien other than Permitted Liens.

(c) The Co-Issuers will not own any material property or assets other than (i) the Ownership Interests of each Project Company and any Project Company Parent which have been pledged to the Trustee pursuant to the Security Documents, (ii) cash in Accounts where effective Account Control Agreements have been established with the Trustee and depository where such Accounts are being maintained and (iii) in the case of the Co-Issuer, any right or interest in real estate (including Project Sites) and related assets; provided, however, that in no event shall the Issuer own any direct interest in real estate or any Project Site.

(d) To the extent either Co-Issuer forms, creates or acquires any Project Company or Project Company Parent after the Closing Date, the Co-Issuers shall cause such Project Company or Project Company Parent, as applicable, (i) to become a Guarantor under this Agreement and the Notes by executing and delivering to each Purchaser a joinder to this Agreement (each, a “Master Joinder”) substantially in the form of Exhibit C attached hereto and the Co-Issuers shall comply with all other covenants contained therein, (ii) to deliver all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Project Company or Project Company Parent and the due authorization by all requisite action on the part of such Project Company or Project Company Parent of the execution and delivery of such Master Joinder and the performance by such Project Company or Project Company Parent of its obligations thereunder; and (iii) to deliver to each Purchaser an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Project Company or Project Company Parent and such Master Joinder as the Required Holders may reasonably request.

Section 9.4 Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, file all Material tax returns required to be filed in any jurisdiction and to pay and discharge all Material taxes shown to be due and payable on such returns and all other Material taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien (other than any Permitted Lien) on properties or assets of such Obligor or any Subsidiary, provided that no Obligor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, further, that the foregoing shall not be deemed to require that an Obligor pay any such tax or other liability that is imposed on a site owner, tenant or a third party or that such site owner, tenant or third party is contractually or legally obligated to pay.

Section 9.5 Corporate Existence, Etc. Each Obligor will at all times (i) preserve and keep its corporate, limited liability company or limited partnership, as applicable, existence in full force and effect and (ii) take all reasonable action to preserve and keep in full force and effect all Material rights and franchises necessary for such Obligor to conduct its business carried on in connection therewith.

Section 9.6 Books and Records. Each Obligor will maintain proper books of record and account in conformity with GAAP. Each Obligor will keep books, records and accounts which, in reasonable detail, accurately reflect in all material respects all transactions and dispositions of assets. The Co-Issuers or their Affiliates devised a system of internal accounting controls sufficient to provide reasonable assurances that the Obligors’ respective books, records, and accounts accurately reflect all transactions and dispositions of assets, and the Co-Issuers will, and they will cause the Obligors (other than the Co-Issuers) to, continue to maintain such system.

Section 9.7 Separateness.

(a) Since its formation and at all times thereafter and for so long as any obligation remains outstanding pursuant to this Agreement, each Obligor represents, warrants, covenants and agrees that:

(i) each Obligor has held and each Obligor shall hold itself out to the public as a legal entity separate and distinct from any other Person;

(ii) each Obligor has conducted and shall conduct its business solely in its own name;

(iii) each Obligor has corrected and shall correct any known misunderstanding regarding its separate identity;

(iv) no Obligor identified and or shall identify itself or any of its Affiliates as a division or department of any other Person;

(v) each Obligor has held and shall hold all of its assets in its own name;

(vi) no Obligor has commingled and nor will commingle its assets with those of any other Person, including its member, directors or officers;

(vii) each Obligor has maintained shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

(viii) no Obligor has listed nor shall list its assets as assets on the financial statement of any other Person; provided, however, that each Obligor’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Obligor from such Affiliate and to indicate that such Obligor’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on such Obligor’s own separate balance sheet;

(ix) each Obligor has maintained, and each Obligor shall maintain a sufficient number of employees (if any) in light of its contemplated business operations;

(x) each Obligor has paid and shall pay the salaries of its own employees, if any, only from its own funds;

(xi) no Obligor has held itself out nor will hold itself out as having agreed to pay indebtedness incurred by any affiliate;

(xii) no Obligor has guaranteed nor will guarantee or become obligated for the debts of any other Person;

(xiii) no Obligor has held nor will hold itself out as being responsible for the debts or obligations of any other Person;

(xiv) each Obligor has allocated and shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space);

(xv) each Obligor has used and shall use separate stationery, invoices and checks bearing its own name;

(xvi) no Obligor has maintained nor shall maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xvii) each Obligor has filed and shall file its own tax return separate from those of any other Person, except to the extent that such Obligor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(xviii) no Obligor has acquired nor shall acquire obligations or securities of its managers, members or Affiliates, as applicable; and

(xix) each Obligor has only entered into and shall only enter into a contract or agreement with any member, principal or Affiliate of such Obligor or any guarantor, or any manager, member, principal or Affiliate thereof, upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

Section 9.8 Maintenance of Lien; Recording. (a) Subject to Section 9.8(b), each Obligor will, at its expense, take or cause to be taken all action (including the execution and delivery of any Account Control Agreement(s)) required to maintain and preserve the perfection and first priority of the Lien (subject to Permitted Liens) on the Collateral granted under any of the Security Documents (including without limitation filing all UCC continuation statements in the appropriate jurisdictions), so long as any of the Secured Obligations are outstanding (other than contingent indemnification and reimbursement obligations in respect of which no claim for payment or other assertion has been made by the Person entitled thereto).

(b) The Obligors will not be required to file or record the Omnibus Collateral Assignment of Leases and Rents or any other Security Document (including any Mortgages) in the relevant, local real estate records where the Projects Sites are located unless and until a Debt Service Trigger Event has occurred or an Event of Default has occurred and is continuing.

Section 9.9 Further Assurances; Post Closing. (a) Subject to Section 9.8(b) with respect to the Omnibus Collateral Assignment of Leases and Rents, each Obligor will from time to time (i) perform or cause to be performed any other act as provided by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably requested by the Trustee or the Required Holders in order to create, perfect and protect the Liens of the Trustee on or in the Collateral (other than Collateral constituting real property interests); (ii) do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts and assurances as the Required Holders of all Notes may reasonably require for the creation, perfection and priority of the Liens on or in the Collateral (other than Collateral constituting real property interests) granted under any Security Document (subject to Permitted Liens), including recording the Omnibus Collateral Assignment of Leases and Rents in the relevant, local real estate records where the Projects Sites are located after a Debt Service Trigger Event has occurred or an Event of Default has occurred and is continuing; and (iii) will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgement of the Security Documents, and all federal or state stamp taxes and other material taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement.

(b) Not later than 270 days after the applicable Closing Date with respect to any series of Notes the proceeds of which are used to finance or refinance an Acquisition where the acquired assets were mortgaged to secure Prior Indebtedness, the Co-Issuers will deliver or cause to be delivered a release for recordation in the applicable local real estate recording office for each mortgage that previously secured such Prior Indebtedness.

Section 9.10 Notes to Rank Pari Passu. Each Obligor shall cause its payment obligations with respect to the Notes and all other Transaction Documents to which it is a party to constitute direct senior secured obligations of such Obligor and remain direct senior secured obligations of such Obligor ranking pari passu in right of payment, priority and in all other respects to all other senior secured Indebtedness of such Obligor and its respective properties.

Section 9.11 Maintenance of Rating on Notes. The Co-Issuers will at all times maintain a rating (a “Debt Rating”) by a Rating Agency on each series of Notes. With respect to each series of Notes, evidence of such Debt Rating (or any change thereto) for such series of Notes shall (a) be delivered by the Co-Issuers to the holders of the Notes of such series purchased hereunder (i) on or prior to the applicable Closing Date and thereafter at least annually, and (ii) promptly upon any change in the Debt Rating, (b) set forth the Debt Rating for the Notes of such series, (c) refer to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Notes of such series, (d) address the likelihood of payment of both the principal and interest of the Notes of such series (which requirement shall be deemed satisfied if the rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (e) not include any prohibition against sharing such evidence with the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”) or any other regulatory authority having jurisdiction over the holders of the Notes of such series, and (f) include such other information describing the relevant terms of the Notes of such series as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the Noteholders.

Section 9.12 Annual Operating Budget. No later than thirty (30) calendar days prior to the start of each calendar year, the Co-Issuers will prepare and submit to each holder of a Note, or cause to be prepared and submitted, an annual operating plan and budget for the Project Sites taken as a whole, in form reasonably acceptable to the Co-Issuers and the Required Holders. The operating plan and budget shall clearly distinguish operation and maintenance expenses and maintenance capital expenses on a consolidated basis and set forth in reasonable detail the projected requirements on a consolidated basis for operation and maintenance expenses and maintenance capital expenses for the Projects taken as a whole for the ensuing calendar year (each such effective operating budget, an “Annual Operating Budget”).

Section 9.13 Operations. The Co-Issuers or each Obligor shall, and shall cause each of its Subsidiaries to, operate its Project Site(s), or cause its Project Site(s) to be operated, at all times (a) by an Acceptable Manager and (b) in accordance with (i) applicable Law (including Environmental Law), Governmental Approvals (including Environmental Permits), (ii) applicable insurance policies required by Section 9.2 and (iii) all Project Documents and Material Contracts, except, in each case, where the failure to so operate such Project Site(s) or comply with such requirements would not reasonably be expected to result in a Material Adverse Effect.

Section 9.14 Performance of Project Documents and Material Contracts. Each Obligor shall, and shall cause each of its Subsidiaries to, (a) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each Project Document and Material Contract to which it is or becomes a party in accordance with the terms thereof and (b) subject to the terms of this Agreement and the Security Documents, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each Project Document and each Material Contract to which it is or becomes a party, except, in each case with respect to clauses (a) and (b) above, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 9.15 Exercise of Rights. Subject to the terms of the Transaction Documents, to the extent commercially reasonable under the circumstances, each Obligor will diligently pursue in all material respects all rights and remedies under any insurance policy or Project Document with respect to the receipt of Casualty Proceeds, Condemnation Proceeds or other compensation which such Obligor has determined to be available to such Obligor upon the occurrence of an Event of Loss.

Section 9.16 Payment to Accounts. Each Obligor shall deposit (or cause to be deposited) all Gross Revenues from its Project Site(s) into its Revenue Account.

Section 9.17 Delivery of Additional Project Documents and Material Contracts. Promptly after the execution and delivery of any Additional Project Document that is a Material Project Document or any Material Contract, the applicable Obligor will furnish to the Trustee and each holder (i) with certified copies of such Additional Project Document or Material Contract, as the case may be, and (ii) subject to Section 9.8(b), in the case of any Material Contract with each security agreement or instrument (which may consist of an amendment to a Security Document or, if applicable, of a conditional assignment of rights contract), together with all recorded financing statements and other filings, if any, required to grant to the Trustee a perfected Lien in such Obligor’s rights and interests in Material Contract, with the priority contemplated by the Security Documents, and in all property interests received by the applicable Obligor in connection therewith, or, if applicable, to conditionally assign contractual rights to the Trustee (except to the extent a perfected Lien in such Material Contract already exists under any Security Document).

Section 9.18 Line of Business. None of the Obligors will engage in any material line of business other than (a) in the case of the Project Companies (other than the Co-Issuer), owning, operating and maintaining its rights and interests in the Project Site(s) and engaging in the transactions contemplated by this Agreement and the other Transaction Documents, the Project Documents and the Contracts, in each case to which it is a party, (b) in the case of the Issuer, owning the Ownership Interests in any Project Company (other than the Co-Issuer and any Project Company owned by the Co-Issuer) and any Project Company Parent (other than any Project Company Parent owned by the Co-Issuer) and engaging in the transactions contemplated by this Agreement and the other Transaction Documents, Project Documents and the Contracts, in each case to which it is a party, (c) in the case of the Co-Issuer, owning, operating and maintaining its rights and interests in the Project Site(s), owning the Ownership Interests in any Project Company (other than any Project Company owned by the Issuer) and any Project Company Parent (other than any Project Company Parent owned by the Issuer) and engaging in the transactions contemplated by this Agreement and the other Transaction Documents, the Project Documents and the Contracts, in each case to which it is a party, and (d) in each case, other businesses, activities and assets not substantially different from the foregoing (including, without limitation, businesses, activities and assets relating to land leasing, telecommunications and renewables) or otherwise reasonably related or incidental to any of the foregoing.

SECTION 10. NEGATIVE COVENANTS.

With respect to the Holders of Notes of each series issued under this Agreement, each Obligor agrees to comply with the following covenants so long as any Notes of such series are outstanding:

Section 10.1 Transactions with Affiliates. No Obligor will, nor will any Obligor permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any other Obligor or another Subsidiary), except in the ordinary course of business and pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, provided that the purchase by any Project Company of Acceptable Project Assets from any other Project Company, whether through an individual transaction or multiple transactions, shall not violate this Section 10.1.

Section 10.2 Merger, Consolidation, Etc. None of the Obligors will merge or consolidate with any other Person, or Transfer substantially all of its assets in a single transaction or series of transactions to any Person, or acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, provided that Acceptable Project Assets may be acquired directly by any Guarantor or indirectly by creating or acquiring a prospective Project Company or prospective Project Company Parent in compliance with Section 9.3(d) and Section 10.8 of this Agreement. No Obligor will issue or permit any of its Subsidiaries to issue any additional general partnership, limited partnership interest, limited liability company interest or other equity interest of itself or any of its Subsidiaries. Notwithstanding anything to the contrary in the foregoing, (i) any Guarantor may consolidate or merge with or into, or convey, transfer or lease all or substantially all of its assets to any other Guarantor, and (ii) the Guarantors may Transfer any of their respective rights or interests in any Project Site (which for the avoidance of doubt, shall include a Transfer of the Ownership Interest in any Project Company or Project Company Parent) or any assets or properties constituting a part or portion thereof or any other Acceptable Project Assets in accordance with the limitations set forth in Section 10.5.

Section 10.3 Terrorism Sanctions Regulations. No Obligor will, or permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.4 Liens. None of the Obligors will directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on any of its property or assets, including but not limited to the Collateral, except (a) Permitted Liens, and (b) Liens securing Other Permitted Indebtedness incurred within the limitations of Section 10.6 not to exceed $10,000,000 at any time outstanding, provided that (i) in no event shall any such Liens be secured by any Collateral.

Section 10.5 Sale of Assets, Etc.

(a) No Obligor will, or will permit any of its Subsidiaries to, effectuate Voluntary Transfers with an aggregate net book value exceeding (i) $10,000,000 in any fiscal year, or (ii) with respect to each series of Notes, $30,000,000 during the period commencing on the Closing Date for such series of Notes and ending on the Maturity Date of such series of Notes (the “General Limitations”); provided that Permitted Dispositions shall not constitute Voluntary Transfers.

(b) Notwithstanding subsection (a) above, any Obligor may effectuate any Voluntary Transfer which causes the General Limitations to be exceeded if, within a period of 270 days after the date of such Voluntary Transfer (the “Transfer Cure Period”):

(i) an amount equal to or greater than the amount of the net book value of the asset or property which is subject to such Voluntary Transfer which caused the General Limitations to be exceeded is used during the Transfer Cure Period (1) by the Co-Issuers to prepay the Notes of each series outstanding in accordance with Section 8.2 hereof and to prepay the Series A Notes in accordance with Section 8.2 of the NPPA Series Supplement with respect to the Series A Notes on a pro rata basis, and/or (2) by any Obligor to acquire replacement Acceptable Project Assets; or

(ii) with respect to the Notes of each series, the credit rating for such Notes then in effect is confirmed or reaffirmed by a Rating Agency after giving effect to such Voluntary Transfer(s); or

(iii) with respect to Notes of each series, the average forward-looking Debt Service Coverage Ratio through the Maturity Date of such Notes equals at least 1.85 and the forward-looking Debt Service Coverage Ratio is not less than 1.5 in any remaining period of four (4) consecutive fiscal quarters through the Maturity Date of such Notes (in each case, based on projected results as certified by a Responsible Officer of the Co-Issuers).

Section 10.6 Permitted Indebtedness. None of the Obligors will create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than:

(a) the Series A Notes and the guaranty thereof, in each case, secured by the Liens granted in favor of the Trustee under the Security Documents for the benefit of the Secured Parties;

(b) Subordinated Indebtedness of any Obligor, so long as (i) such Indebtedness is subordinated to the Notes pursuant to the terms of a Subordination Agreement, and (ii) no Default or Event of Default exists or would exist after giving effect to such Indebtedness;

(c) Any Additional Notes issued pursuant to this Agreement, and the guaranty thereof, and any other Indebtedness of the Obligors; provided that, at the time of the issuance of any such Additional Notes or the incurrence of any such other Indebtedness, the Debt Service Coverage Ratio, for both (1) the most recently ended period of 12 consecutive months and (2) on a forward looking Pro Forma Basis after giving effect to the issuance of such Notes or the incurrence of such other Indebtedness, for each annual period through the latest Maturity Date of all Notes outstanding, shall be greater than 1.50 to 1.00; provided that, prior to January 31, 2021, the Debt Service Coverage Ratio for purposes of clause (1) shall only be required to be measured for the number of months that have been completed since the initial Closing Date; and provided further that:

(i) such other Indebtedness will either (a) share pari passu in the Collateral and the holders of such Indebtedness execute and deliver a joinder to the Collateral Trust Indenture in accordance with the terms of the Collateral Trust Indenture, or (b) constitute Other Permitted Indebtedness, and the Co-Issuers shall have furnished to the Trustee and each holder of Notes an Officer’s Certificate to such effect;

(ii) if any covenant and event of default of the documentation governing such Notes or such other Indebtedness is more restrictive on any Obligor than the covenants or agreements contained in the Transaction Documents or is more favorable to such holders than the covenants or agreements contained in the Transaction Documents, then such more restrictive or more favorable covenant or agreement shall be deemed to be incorporated into this Agreement by reference at the time such holder becomes so entitled, and the holders of Notes shall be entitled to the amend the Transaction Documents to incorporate such more restrictive or more favorable covenant or agreement;

(iii) with respect to each series of Notes, if the aggregate principal amount of such Additional Debt incurred (A) in any fiscal year exceeds $5,000,000 or (B) in the aggregate exceeds $10,000,000, the Rating Agency then maintaining the Debt Rating on such Notes in accordance with Section 9.11 reaffirms that such Notes have an Investment Grade Rating, after giving effect to such Additional Debt;

(iv) no Default or Event of Default exists or would exist with respect to any series of Notes after giving effect to the issuance of such other Notes or the incurrence of such other Indebtedness, as applicable and the Co-Issuers shall have furnished to the Trustee and each holder of Notes an Officer’s Certificate to such effect;

(v) the Obligors shall have furnished to each holder of a Note (A) an Officer’s Certificate (which may be combined with the Officer’s Certificates required to be delivered pursuant to the foregoing clauses (c)(i) and (iv)), dated the date of incurrence of such Additional Debt, setting forth the information and computations required in order to establish that all conditions in this Section 10.6(c) to the incurrence of such Additional Debt have been satisfied and that, after giving effect to such incurrence and to the application of the proceeds of such Additional Debt, the Co-Issuers are in compliance with the requirements of this Section 10.6(c) on such date, and (B) to the extent that satisfaction requires execution and delivery of additional documents, guarantees, security agreements or instruments to effect the same, all such items (along with related legal opinions customarily delivered at closing as to such additional documents).

Section 10.7 Restricted Payments. No Obligor will, at any time, directly or indirectly, declare, make or agree to pay, or incur any liability to declare or make or agree to pay, any Restricted Payment except:

(a) the Co-Issuers may make Permitted Tax Distributions if the following conditions are satisfied, as certified by a Responsible Officer of the Co-Issuers to the Trustee and each holder of Notes on the date of such Restricted Payment:

(i) the Debt Service Reserve Requirement shall have been satisfied pursuant to Section 4.3 of the Collateral Trust Indenture at such time; and

(ii) on the date of the Restricted Payment and immediately after giving effect to the making of such Restricted Payment, no Control Event, Default or any Event of Default exists or would exist.

(b) the Co-Issuers may make any other Restricted Payments if the following conditions are satisfied, as certified by a Responsible Officer of the Co-Issuers to the Trustee and each holder of Notes on the date of such Restricted Payment (provided that the Excluded Cash Amounts determined by the Co-Issuers as of the date of any Restricted Payment shall not be distributed by the Co-Issuers as part of such Restricted Payment):

(i) no Debt Service Trigger Event has occurred and is continuing;

(ii) on the date of the Restricted Payment, the projected Debt Service Coverage Ratio for the Co-Issuers and their Subsidiaries (consolidated in accordance with GAAP) for the period of the next twelve (12) consecutive calendar months will, based on projected results certified by a Responsible Officer of the Co-Issuers, exceed 1.30 to 1.00;

(iii) the Debt Service Reserve Requirement shall have been satisfied pursuant to Section 4.3 of the Collateral Trust Indenture at such time;

(iv) to the extent that one or more of the Obligors have made Voluntary Transfer(s) in excess of the General Limitations set forth in Section 10.5, then the Co-Issuers will not make any Restricted Payments using that portion of the proceeds from such Voluntary Transfer(s) which caused the General Limitations to be exceeded, unless and until one of the conditions set forth in subparagraphs (i) through (iii) of Section 10.5(b) have been satisfied;

(v) on the date of the Restricted Payment, the quotient of all Gross Revenues expected to be earned by the Co-Issuers and their Subsidiaries attributable to all Specified Assets during the next twelve (12) consecutive calendar months divided by all Gross Revenues expected to be earned by the Co-Issuers and their Subsidiaries attributable to all Project Assets during the next twelve (12) consecutive calendar months does not exceed twenty percent (20%);

(vi) On the Calculation Date for the most recently ended fiscal quarter, the Co-Issuers were not required to make an offer of prepayment pursuant to Section 8.8; and

(vii) on the date of the Restricted Payment and immediately after giving effect to the making of such Restricted Payment, no Control Event, Default or any Event of Default exists or would exist; and

(c) Obligors that are Subsidiaries of the Co-Issuers may make Restricted Payments to the Co-Issuers and any other Obligor that is a Subsidiary of either Co-Issuer.

(d) If, on any Calculation Date, a Debt Service Trigger Event has occurred, then the Required Holders shall have the right to instruct the Trustee to exercise control over the Revenue Accounts in accordance with Section 4.2(d) of the Collateral Trust Indenture.

Section 10.8 Permitted Investments. No Obligor will make any Investments other than (a) any Investment in Permitted Investments of monies in any Account, including any Account created and established by the Trustee under the Collateral Trust Indenture, (b) equity Investments in the Guarantors, and (c) Investments in or to any other Person constituting Acceptable Project Assets, provided that such Person is, or contemporaneously with making such Investment such Person becomes, a Guarantor by entering into a joiner hereto and the other Transaction Documents and 100% of equity interests are pledged to the Trustee pursuant to the terms of a Pledge Agreement. Without limiting the generality of the foregoing, no Obligor may own or acquire Securities of any Person or create or acquire any additional Subsidiaries or enter into any partnership or joint venture, unless 100% of the Ownership Interests of any such Person is pledged to the Trustee pursuant to the terms of a Pledge Agreement.

Section 10.9 Limitation on Termination or Amendment of Documents and Permits.

(a) No Obligor will, without the prior written consent of the Required Holders, cancel, terminate, accept a surrender or termination of, amend, modify, supplement, declare a default or exercise remedies under or waive any default, breach of, or right under, any Material Project Document or Material Contract unless (x) such Project Document or Material Contract is replaced with a Replacement Project Document that is a Material Project Document or Replacement Material Contract, as applicable, or (y) pursuant to a Voluntary Transfer, and except to the extent that any such failure to comply with this Section 10.9(a) could not reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing to the contrary, an Obligor shall be permitted, without the Trustee or any Noteholders’ consent, to:

(i)	extend the terms of a Material Project Document on commercially reasonable substantive and economic terms;

(ii)

terminate or sell (including by way of assignment) any Material Project Document which the Co-Issuers reasonably deem necessary in accordance with prudent business practices subject to the Operation Standards (as defined in the Management Agreement).

(iii)

provided no Event of Default shall have occurred and is then continuing, except for extensions of terms, terminations and sales permitted pursuant to the foregoing clauses, amend and restate or replace an existing Material Project Document (provided that if a Control Event has occurred, the following shall apply to any existing Project Document) (in each case, an “Amended Project Document”); provided that such Amended Project Document is on commercially reasonable substantive and economic terms and subject to the following conditions:

(A)	such Obligor shall have provided the Trustee and the Noteholders with a copy of the Amended Project Document certified by such Obligor as being true, accurate and complete;

(B)

if a Control Event has occurred, if the Project Document being replaced is with respect to a Project Site, simultaneously with the execution and delivery of the Amended Project Document, the Trustee shall have received (i) an amended deed of trust executed and delivered by a duly authorized officer of the applicable Obligor encumbering the property included under the Amended Project Document and (ii) an endorsement to (or replacement of) the existing title policy covering such Project Site; and

(C)

if a Control Event has occurred, the Co-Issuers shall on a joint and several basis pay or reimburse the Trustee for all reasonable costs and expenses incurred by the Trustee (including reasonable attorneys fees and disbursements) in connection with such Amended Project Document, and all recording charges, filing fees, taxes or other expenses (including mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith.

(b) No Obligor will enter into any Additional Project Document that is Material without the prior written consent of the Required Holders, such consent not to be unreasonably withheld, conditioned or delayed; provided, that any Obligor may enter into (i) any Replacement Project Document and (ii) Additional Project Documents entered into, assumed or acquired by any Obligor in connection with any Acquisition in compliance with Section 9.3(d) and Section 10.8.

(c) Except as provided in clause (d) below, no Obligor will petition, request or take any legal or administrative action that seeks to amend, supplement or modify any Governmental Approval in any material respect, unless such amendment, supplement or modification would not reasonably be expected to result in a Material Adverse Effect.

(d) If any Governmental Approval of any Obligor related to its Project Site(s) shall be rescinded, terminated, cancelled, repealed, invalidated, suspended, enjoined, amended, modified or supplemented and such occurrence would reasonably be expected to have a Material Adverse Effect, then such Obligor shall either (i) promptly and diligently apply for and use commercially reasonable efforts to obtain a replacement Governmental Approval on terms and conditions that are similar in all material respects as those of such Governmental Approval or (ii) take such other lawful action as shall be reasonably necessary to mitigate or eliminate such Material Adverse Effect.

Section 10.10 Tax Treatment. No Obligor, nor any party otherwise having the authority to act on behalf of such Obligor, is authorized to, or will, make the election described in U.S. Treasury Regulations Section 301.7701-3(a) to treat such Obligor as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law. Each Obligor intends to treat the Notes and this Agreement as debt, and not as an equity interest in such Obligor, for all purposes (including federal, state and local income tax purposes).

Section 10.11 Deposit Account; Account Control Agreement. No Obligor will (i) maintain, establish or use any account with any depository other than the Accounts established under or in accordance with the Collateral Trust Indenture and those Accounts over which an effective Account Control Agreement has been established with the depository where such is being maintained, or (ii) change the name or account number of any account without the prior written consent of the Required Holders.

Section 10.12 Amendment to Articles of Organization. (a) No Obligor will, or will permit any party to, amend, modify or otherwise change its bylaws, limited liability company agreement or operating agreement, if any such amendments, modifications or other changes, taken as a whole, would be adverse to the holders of the Notes in any material respect, without the prior written consent of the Required Holders.

(b) Notwithstanding the foregoing, no Obligor will cause or permit any change in such Obligor’s or any other Obligors’ fiscal year.

Section 10.13 Regulatory Matters. No Obligor will take any action that would cause such Obligor to be considered an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 10.14 Capital Expenditures. No Obligor will directly or indirectly make or commit to make any Capital Expenditure, except Capital Expenditures in the ordinary course of business not exceeding fifteen percent (15%) of the consolidated annual Gross Revenue of the Co-Issuers and their Subsidiaries in any fiscal year; provided that: (i) up to $3,000,000 of any such amount referred to above if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year (but, for the avoidance of doubt, not any subsequent fiscal year(s)); and (ii) Capital Expenditures made pursuant to this Section 10.14 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above, and second, in respect of amounts carried over from the prior fiscal year pursuant to subsection (i) above.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Co-Issuers default in the payment of any principal or Make-Whole Amount, if any, on any Note of such series when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

(b) the Co-Issuers default in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) (i) the Co-Issuers default in the performance of or compliance with any term contained in Sections 7.1(c), or Sections 10.2, 10.4 through 10.8, inclusive, and 10.10 through 10.14, inclusive, (ii) any other Obligor defaults in the performance of or compliance with any term contained in Sections 10.2, 10.4 through 10.8, inclusive, and 10.10 through 10.14, inclusive, or any covenant contained in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or (iii) any Obligor defaults in the performance of or compliance with any term contained in Sections 4.2(a) or 6.2 of the Collateral Trust Indenture; or

(d) any Obligor defaults in the performance of or compliance with any covenant or agreement contained herein (other than those referred to in Sections 11(a), (b) or (c)) or in any other Transaction Document and such default is not cured or remedied or otherwise does not cease to exist within thirty (30) days after the earlier of (i) a Responsible Officer obtaining the actual knowledge of such default or (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)), provided, however, that if any such default is not capable of being cured within such 30-day period (defaults which may be cured by the payment of money not included) and such Obligor commences to remedy such default during such thirty (30) day period and is diligently and in good faith attempting to effect such cure or remedy, such Obligor shall have from the end of such period an additional sixty (60) days to cure or remedy such default; or

(e) any representation and warranty made by or on behalf of any Obligor in this Agreement or in any other Transaction Document or in any certificate delivered in connection with this Agreement or any other Transaction Document proves to have been false or incorrect in any material respect on the date as of when made or deemed made (each, a “Representation Default”)

and, if such Representation Default is susceptible to being cured or remedied, such Representation Default is not cured or remedied or otherwise does not cease to exist within thirty (30) days after the earlier of (i) a Responsible Officer obtaining the actual knowledge of such Representation Default or (ii) any Obligor receiving written notice of such Representation Default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)), provided, however, that if any such Representation Default is not capable of being cured within such 30-day period (Representation Defaults which may be cured by the payment of money not included) and such Obligor commences to cure or remedy such Representation Default during such thirty (30) day period and is diligently and in good faith attempting to effect such cure or remedy, such Obligor shall have from the end of such period an additional sixty (60) days to cure or remedy such default;

(f) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require or any Obligor so to purchase or repay such Indebtedness, provided that this clause (f) shall not apply to any Indebtedness represented by the Notes; or

(g) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate, limited liability company or limited partnership action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within sixty (60) days; or

(i) any event occurs with respect to the Co-Issuers or any Subsidiary of the Co-Issuers which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money of (including, without limitation, any such final order enforcing a binding arbitration decision) aggregating in excess of $10,000,000 (to the extent not covered by third party insurance as to which the relevant insurer does not dispute coverage in writing) are rendered against any Obligor and which judgments are not, within sixty (60) days after entry thereof (or such shorter period of time in which a judgment creditor may execute on such judgment under local Law), bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay (or such shorter period of time in which a judgment creditor may execute on such judgment under local Law); or

(k) (i) any Transaction Document shall cease to be in full force and effect, (ii) any Obligor or any Person acting on behalf of any Obligor shall contest in writing the validity or enforceability of any Transaction Document, or (iii) the obligations of any Obligor under any Transaction Document are not, or cease to be valid and enforceable against such Obligor in accordance with its terms; or

(l) any Lien purported to be granted with respect to any Collateral pursuant to the terms of any Security Document ceases to be a valid first priority perfected Lien (other than as permitted by Section 9.8(b) and subject to Permitted Liens); or

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Co-Issuers or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) either Co-Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) either Co-Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) either Co-Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Co-Issuer or any Subsidiary thereunder, (viii) either Co-Issuer or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) either Co-Issuer or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(m), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to any Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Co-Issuers, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of the Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Co-Issuers, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Co-Issuers acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Co-Issuers (except as herein or in any NPPA Series Supplement specifically provided for) and that the provision for payment of a Make-Whole Amount by the Co-Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Event of Default with respect to any series of Notes has occurred and is continuing, and irrespective of whether any Notes of such series have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders by written notice to the Co-Issuers, may rescind and annul any such declaration and its consequences if (a) the Co-Issuers have paid all overdue interest on the Notes of all Series, all principal of and Make-Whole Amount, if any, on the Notes of all Series and all other amounts that are due and payable and are unpaid under the Transaction Documents other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of all Series, at the respective Default Rate, (b) neither the Co-Issuers nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults with respect to any Series of Notes, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes of any series. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default for or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Co-Issuers under Section 15, the Co-Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable out-of-pocket attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Co-Issuers shall keep at their principal executive office a register for the registration and registration of transfers of Notes of each Series. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Subject to the immediately preceding clause (b), prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Co-Issuers shall not be affected by any notice or knowledge to the contrary. The Co-Issuers shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note of any series to the Co-Issuers at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Co-Issuers shall execute and deliver, at the Co-Issuers’ expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form set forth in the NPPA Series Supplement for such Series of Notes. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Co-Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations and warranties set forth in Section 6.2.

Each Purchaser of Notes of any Series shall automatically be bound by the terms and provisions (including the rights, protections, immunities and indemnities afforded the Trustee) of the Collateral Trust Indenture as though they were an original party thereto and shall be entitled to all the rights and benefits and subject to all the duties and obligations thereunder without any further action on their part.

Section 13.3 Replacement of Notes. Upon receipt by the Co-Issuers at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter, the Co-Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the address specified for such purpose in Schedule A attached to the applicable NPPA Series Supplement, or by such other method or at such other address as the holder shall have from time to time specified to the Co-Issuers in writing for such purpose as provided herein. The Co-Issuers may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Co-Issuers in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Co-Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A attached to the applicable NPPA Series Supplement pursuant to which such Purchaser is a party, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Co-Issuers in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Co-Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Co-Issuers at their principal executive office or at the place of payment most recently designated by the Co-Issuers pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or such Person’s nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Co-Issuers in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Co-Issuers will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement (including any NPPA Series Supplement hereto) and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3 Tax Matters.

(a) If any applicable Law (as determined in the reasonable discretion of the Co-Issuers) requires the deduction or withholding of any Tax from any such payment by the Co-Issuers, then the Co-Issuers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. If the Co-Issuers, in their reasonable discretion, determines that withholding must be applied, the Co-Issuers shall give written notice to the affected holder of a Note providing the reason for such withholding and rate at which withholding is required to be applied and the Co-Issuers and such holder shall cooperate in good faith to determine any forms that would be necessary to avoid such withholding.

(b) Any holder of a Note that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note or any other Transaction Document shall deliver to the Co-Issuers, on or prior to the date on which such holder acquires its Note (or interest in any Note) and at any other time or times reasonably requested by the Co-Issuers, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder of a Note, if requested by the Co-Issuers, shall deliver such other documentation prescribed by applicable Law or requested by the Co-Issuers as will enable the Co-Issuers to determine whether or not such holder is subject to backup withholding or information reporting requirements.

(c) FATCA Information. Without limiting the generality of Section 14.3(b), by acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Co-Issuers, or to such other Person as may be reasonably requested by the Co-Issuers, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Co-Issuers necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Co-Issuers to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Co-Issuers to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Co-Issuers are required to obtain such information under FATCA and, in such event, the Co-Issuers shall treat any such information it receives as confidential.

SECTION 15. EXPENSES, ETC.

Section 15.1 Transaction Expenses. In connection with the offer, sale and issuance of Notes of any series, whether or not any of the transactions contemplated hereby or by the applicable NPPA Series Supplement are consummated, the Co-Issuers will pay all costs and expenses (including reasonable attorneys’ fees of one primary special counsel, if reasonably required by a majority of the Purchasers of such Notes, and, local or other counsel) incurred by the Purchasers in connection with such transactions and all costs and expenses (including reasonable attorneys’ fees of one primary special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by holders Notes in connection with any amendments, waivers or consents under or in respect of this Agreement, any NPPA Series Supplement, any Transaction Document or the Notes of any series (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any NPPA Series Supplement, any Transaction Document or the Notes of any series or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any NPPA Series Supplement, any Transaction Document or the Notes of any series, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Co-Issuer or any Subsidiary of either Co-Issuer or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes of any series or any Transaction Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 with respect to each initial purchase and sale of the Notes of any series. If required by the NAIC, the Co-Issuers shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Co-Issuers will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of any Notes by the Co-Issuers.

Section 15.2 Certain Taxes. The Co-Issuers agree to pay Other Taxes, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Co-Issuers hereunder.

Section 15.3 Survival. The obligations of the Co-Issuers under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any NPPA Series Supplement, any Transaction Document or the Notes of any series, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any NPPA Series Supplement, the Notes of any series and the other Transaction Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All written statements contained in any certificate or other instrument delivered by or on behalf of any Obligor to the Trustee or any holder pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the applicable NPPA Series Supplement, the Notes of any series and the other Transaction Documents, the Project Documents and the Contracts embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement (including any NPPA Series Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 21 or 22 hereof or the corresponding provisions of any NPPA Series Supplement, or any defined term (as it is used therein or in such corresponding provision of any NPPA Series Supplement), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note of any series at the time outstanding, in each case, that is effected by such amendment or waiver, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes of such series or (y) the Make-Whole Amount with respect to such series, (ii) change the percentage of the principal amount of the Notes of all or any series the holders of which are required to consent to any amendment or waiver or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2(a) and Section 8.2(b)) and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.; and

(c) this Agreement may be amended and supplemented in connection with the issuance and sale of Additional Notes pursuant to the NPPA Series Supplement related to such series of Notes consistent with Section 1.5 hereof, without the consent of any Purchaser or the holder of any Note, provided that the issuance of such Additional Notes is not prohibited by this Agreement or would cause a default or Event of Default hereunder.

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Co-Issuers will provide each holder of a Note with reasonably sufficient information, reasonably sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes of the applicable series or of any other Transaction Document. The Co-Issuers will deliver (or cause to be delivered) executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any other Transaction Document to each holder of a Note of the applicable series promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes of such series.

(b) Payment. If the Co-Issuers are seeking from the holders of any Notes of any series any waiver or consent to amend any of the terms or provisions this Agreement or any other Transaction Document applicable to such series of Notes, no Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note of such series as consideration for or as an inducement to give such waiver or consent unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note of such series even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Transaction Document by a holder of a Note that has transferred or has agreed to transfer its Note to (i) either Co-Issuer, (ii) any Obligor or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Obligor and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any other Transaction Document applies equally to all holders of Notes of the applicable series and is binding upon them and upon each future holder of any Note of such series and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Transaction Document shall operate as a waiver of any rights of any holder of such Note.

Section 17.4 Notes Held by an Obligor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes of any or all series then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes of any or all series or any other Transaction Document, or have directed the taking of any action provided herein or in the Notes of any or all series or any other Transaction Document, to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes of any or all series then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 17.5 Releases of Liens and Obligors. At such time as all Notes and the other obligations under the Transaction Documents shall have been paid indefeasibly in full, the Collateral shall be released from the Liens created by the Security Documents and all obligations (other than those expressly stated to survive such termination) of each Obligor under the Security Documents and this Agreement shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A to the applicable NPPA Series Supplement, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Co-Issuers in writing pursuant to this Section 18,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Co-Issuers in writing, or

(iii) if to any Obligor, to such Obligor at the following addresses:

LMRK Issuer Co. LLC

400 Continental Blvd, Suite 500

El Segundo, CA 90245

Attention: George Doyle

with copies to

Landmark Infrastructure Partners LP

400 Continental Blvd, Suite 500

El Segundo, California 90245

Attention: Legal Department

and

Latham & Watkins LLP

885 3rd Ave

New York, New York 10022

Attention: Loren Finegold, Esq.

or at such other address as such Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the applicable Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Co-Issuers or any Subsidiary of the Co-Issuers or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by an Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Co-Issuers or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Transaction Documents, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Co-Issuers, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates, Related Funds, or another Purchaser or any one of such other Purchaser’s Affiliates or Related Funds (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase under any NPPA Series Supplement, by written notice to the Co-Issuers, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and such NPPA Series Supplement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Co-Issuers of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. GUARANTY; INDEMNITY; JOINT AND SEVERAL OBLIGATIONS.

Section 22.1 Guaranteed Obligations. Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment and performance in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) all Indebtedness, obligations, covenants, agreements and liabilities of the Co-Issuers or any other Guarantor to the holders under or in connection with or evidenced by the Guaranteed Agreements, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (c) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by any Secured Party or the Trustee in collecting or enforcing any of such indebtedness, obligations, covenants, agreements and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interests granted by the Security Documents (all of the indebtedness, obligations, covenants, agreements, liabilities, expenses and charges described in clauses (a) through (c), inclusive, above being referred to herein as the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Co-Issuers or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.

Any holder may, at its option, proceed hereunder against each Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Co-Issuers or any other Person and without first resorting to any direct or indirect security for the Notes, this Agreement, the NPPA Series Supplements or the other Transaction Documents or any other remedy.

Section 22.2 Performance Under This Agreement. In the event that the Co-Issuers or any other Guarantor shall fail to make, on or before the due date thereof, any payment of the Guaranteed Obligations, or if the Co-Issuers or any other Guarantor shall fail to perform, keep, observe, or fulfill any other Guaranteed Obligation in the manner required by this Agreement, each NPPA Series Supplement, the Notes or the other Transaction Documents, each Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement, each NPPA Series Supplement, the Notes or the other Transaction Documents without demand, presentment, protest or notice of any kind, pursuant to the requirements for payment or performance specified in the Notes, this Agreement, each NPPA Series Supplement or the other Transaction Documents. Each default in payment or performance of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that any Notes issued pursuant to this Agreement and the applicable NPPA Series Supplement(s) may (but need not) make reference to this Agreement and such NPPA Series Supplement(s).

Section 22.3 Indemnification. Each Obligor agrees to indemnify and hold each holder harmless from and against any damage, loss, cost or expense (including reasonable and documented attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Obligor, by any other Obligor or by the Co-Issuers of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, each NPPA Series Supplement, the Notes, any other Guaranteed Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Agreement, each NPPA Series Supplement, the Notes, any other Guaranteed Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Agreement and the applicable NPPA Series Supplement(s).

Section 22.4 Joint and Several. Each Obligor hereby acknowledges and agrees that such Obligor’s liability hereunder is joint and several with the other Obligors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes, this Agreement, each NPPA Series Supplement and the other Guaranteed Agreements.

Section 22.5 Maximum Guaranteed Amount. Notwithstanding the foregoing provisions or any other provision of this Agreement, each NPPA Series Supplement or any other Transaction Document, the Purchasers (by accepting this Agreement on behalf of themselves and their successors and assigns), and each Guarantor hereby agree that, if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount for such Guarantor determined as of such time with regard to such Guarantor, then this Agreement shall be automatically amended in respect of such Guarantor to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount for

such Guarantor. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 22.6 Obligations Absolute. The obligations of each Guarantor hereunder shall (i) be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, this Agreement, each NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein, (ii) not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Co-Issuers, any other Guarantor or any holder or otherwise (other than any of the foregoing based upon the Guaranteed Obligations claimed by the Trustee or any Holder to be unpaid or unperformed have actually been, or are not yet required to be, paid or performed), and (iii) remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, this Agreement, any NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, this Agreement, each NPPA Series Supplement, any other Guaranteed Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, this Agreement, each NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Co-Issuers or any Guarantor or their respective properties; (d) any merger, amalgamation or consolidation of any Guarantor or of the Co-Issuers into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Co-Issuers to any Person; (e) any failure on the part of the Co-Issuers for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder, the Trustee or any other Person to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations under this Article 22 will not be discharged except by indefeasible performance in full and indefeasible payment in full (in cash) of all of the Guaranteed Obligations.

Section 22.7 Waiver. Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Co-Issuers in the payment of any amounts due under the Notes, this Agreement, each NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 22.6 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment or performance from the Co-Issuers or any Guarantor with respect to any Note, notice to the Co-Issuers or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Co-Issuers; (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, each NPPA Series Supplement, the Notes or any other Guaranteed Agreement; (d) any requirement for diligence or promptness on the part of any holder; and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 22.8 Obligation Unimpaired.

(a) Each Guarantor authorizes the holders in accordance with the Transaction Documents and applicable Laws, without affecting its obligations hereunder, from time to time: (1) to renew, compromise, extend or accelerate all or any part of the Notes of any or all series, this Agreement, any NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein; (2) subject to the terms of Section 17, to change any of the representations, covenants, events of default or any other terms or conditions of the Notes, this Agreement, any NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation, to the extent agreed upon by the Co-Issuers; (3) to take and hold security for the payment of the Notes, this Agreement, any NPPA Series Supplement, any other Guaranteed Agreement or any other instrument referred to therein, for the performance of this Agreement, the Notes and each NPPA Series Supplement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (4) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (5) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (6) to exercise or refrain from exercising any rights against the Co-Issuers, any Guarantor or any other Person; (7) to assign, sell or transfer, or otherwise dispose of, any one or more of the Notes of any Series; (8) to grant waivers, extensions, consents and other indulgences to the Co-Issuers or any other Obligor in respect of any one or more of the Notes of any Series, this Agreement, any NPPA Series Supplement or any other Transaction Document; (9) subject to Section 17.1, to amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes of any Series, this Agreement or the other Transaction Documents; and (10) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations in accordance with the Transaction Documents. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Co-Issuers, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

(b) If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Co-Issuers or any Guarantor of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of this Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 22.9 Subrogation and Subordination.

(a) No Guarantor will exercise any rights which it may have acquired against the Co-Issuers or another Guarantor by way of subrogation under this Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes, this Agreement, each NPPA Series Supplement or any other Guaranteed Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly performed in full and indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Co-Issuers or any other Guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 22.9, to the indefeasible performance and indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Agreement.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 22.9, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Agreement.

(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth herein (including this Section 22.9) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes of any Series (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Sections 22.9(a) and 22.9(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 22.9(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 22.9(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes under the Notes, this Agreement, each NPPA Series Supplement, any other Guaranteed Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the indefeasible performance and indefeasible payment in full in cash of the Guaranteed Obligations.

Section 22.10 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Co-Issuers or any other Guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Co-Issuers or any other Guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 22.11 Rank. Each Guarantor will ensure that payment obligations with respect to this Agreement and all other Guaranteed Agreements to which it is a party shall constitute direct senior obligations of such Guarantor and remain direct senior secured obligations of such Guarantor ranking pani passu in right of payment, priority and in all other respects to all other senior Indebtedness of such Guarantor (other than Other Permitted Indebtedness) and its properties.

Section 22.12 Term of Guaranty. This Article 22 shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 22.10.

Section 22.13 Additional Security. The obligations of each Guarantor hereunder are in addition to any other security, guarantee or indemnity now or in the future held by the Trustee or the holders of the Notes in respect of the Obligors’ obligations under the Transaction Documents, whether from the Co-Issuers, any other Guarantor or any other person, and shall not merge with, prejudice or be prejudiced by any such security, guarantee or indemnity or any contractual or legal right of the Trustee or the holders.

Section 22.14 Other Covenants. Each Guarantor hereby covenants and agrees for the benefit of the holders that such Guarantor shall comply with the covenants set forth in Sections 9 and 10 of this Agreement and in each NPPA Series Supplement in the manner set forth therein to the extent such covenants apply to such Guarantor.

Section 22.15 Information. No holder shall have any duty or responsibility to provide any Guarantor with any credit or other information concerning the affairs, financial condition or business of each Obligor which may come into possession of the holders. Each Guarantor has executed and delivered this Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to any Obligor, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

SECTION 23. MISCELLANEOUS.

Section 23.1 Successors and Assigns. This Agreement and the other Transaction Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Sections 10.2, the Obligors may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2 Accounting Terms. Except as otherwise specifically provided herein, (a) all accounting terms used herein or in any NPPA Series Supplement which are not expressly defined in this Agreement or such NPPA Series Supplement have the meanings respectively given to them in accordance with GAAP, (b) all computations made pursuant to this Agreement and any NPPA Series Supplement shall be made in accordance with GAAP, and (c) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Sections 10.4, 10.6 and 10.7 and the definition of “Indebtedness”), any election by the Co-Issuers to measure any financial liability using fair value under GAAP shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3 Severability. Any provision of this Agreement or any NPPA Series Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4 Construction, Etc. Each covenant contained herein or in any NPPA Series Supplement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

Where any provision herein or any NPPA Series Supplement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 23.5 Counterparts. This Agreement and any NPPA Series Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6 Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7 Jurisdiction and Process; Waiver of Jury Trial. (a) Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any NPPA Series Supplement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Co-Issuers in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, EACH NPPA SERIES SUPPLEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Co-Issuers, whereupon this Agreement shall become a binding agreement between you and each Obligor.

Very truly yours,

LMRK ISSUER CO. LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

2019-1 TRS LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD TALL WALL II LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

PURCHASERS:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
a New York domiciled life insurance company

By:	Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Senior Director

PACIFIC LIFE INSURANCE COMPANY

By:	Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Senior Director

EXHIBIT A

DEFINITIONS AND RULES OF INTERPRETATION

“Acceptable Bank” shall mean any bank or trust company (i) which is organized under the laws of the United States of America, Canada or any state or province thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose Credit Rating (or the Credit Rating of the bank holding company owning all of the capital stock of such bank or trust company) shall be rated Investment Grade. A bank or trust company that, for purposes of any Transaction Document, satisfies clauses (i) through (iii) above on any Debt Service Reserve Date of Determination but later fails to satisfy any of such clauses, shall be deemed to be an “Acceptable Bank” (1) for purposes of the definition of “Acceptable L/C Provider” until sixty (60) days after the date of such failure and (2) for any other purpose under the Transaction Documents (including, without limitation, being a depositary for any Account), until one hundred twenty (120) days after the date of such failure.

“Acceptable L/C Provider” shall mean (1) an Acceptable Bank or (2) any other Person who is reasonably acceptable to the Required Holders.

“Acceptable Manager” shall mean (a) the Project Manager or (b) any other Person which has, or has entered into arrangements reasonably satisfactory to the Required Holders with a Person that has, significant experience in the operation and maintenance of properties similar to any Project Site.

“Acceptable Project Assets” shall mean any and all leases, subleases, ground leases, fee estates, licenses, occupancy agreements, concessions, rental agreements, easements, easement agreements, non-recourse loans, free standing communications structures, management agreements, management and fee receivables, and other written agreements which grant or provide an interest in, or the right to use property for, advertising billboards, telecommunications towers and equipment, wind or solar power or other renewable energy generation, and any other assets and properties relating to any of the foregoing or any other business or activity permitted to be engaged in by any Obligor under this Agreement, including without limitation the equity interests of any Person owning or holding any of the foregoing.

“Acceptable Replacement Ground Lease” shall mean a ground lease or similar agreement entered into by a Project Company in replacement of or substitution for a Ground Lease that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to such Project Company than, the Ground Lease being replaced. For the avoidance of doubt, “Acceptable Replacement Ground Lease” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Acceptable Replacement Management Agreement” shall mean any one or more operating and management services agreement(s) or similar agreement(s) entered into by the Co-Issuers in replacement of or substitution in whole or in part of the Management Agreement that (a) is with an Acceptable Manager, (b) which has or have a scope of services which is or are substantially similar in all material respects to, and which is not materially less favorable to the Co-Issuers and their Subsidiaries than, the Management Agreement or applicable part thereof and (c) the amount of compensation payable to the Acceptable Manager is reasonably acceptable to the Required Holders.

“Acceptable Replacement Project Document” shall mean any Acceptable Replacement Ground Lease and any other Additional Project Document entered into by a Project Company in replacement of or substitution for an existing Project Document that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to such Project Company than, the Project Document being replaced.

“Account Control Agreement” shall mean, with respect to any Account, an account control agreement by and among the Obligor in whose name such Account is maintained, the depository where such Account is maintained and the Trustee pursuant to which, among other things, such depository agrees to comply with instructions originated by the Trustee with respect to the disposition of funds in such Account following the occurrence of a Control Event or the occurrence and continuance of an Event of Default and following the receipt by such depository and such Obligor of a Notice of Exclusive Control (as defined in such account control agreement) from the Trustee pursuant to the written direction of the Required Holders, which agreement shall be in form and substance either (i) reasonably satisfactory to the Required Holders and the applicable Obligor or (ii) substantially similar in all material respects to the Account Control Agreements in effect on the Closing Date and the terms of which, taken as a whole, are not adverse to the holders of the Notes in any material respect.

“Accounts” shall mean any Deposit Account or Securities Account, including those Deposit Accounts or Securities Accounts created and established with the Trustee under the Collateral Trust Indenture, including, without limitation, the Default Revenue Account, the Debt Service Reserve Account, the Control Account and the Collateral Proceeds Account.

“Acquisition” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Additional Debt” shall mean Indebtedness incurred after the Closing Date in accordance with the limitations set forth in Section 10.6(c) of the Note Purchase and Participation Agreement.

“Additional Notes” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Additional Project Document” shall mean, with respect to any Project, (i) any Acceptable Replacement Ground Lease, (ii) any Acceptable Replacement Management Agreement, (iii) any other Acceptable Replacement Project Document and (iv) any other agreement, document or instrument evidencing, relating to or in connection with any existing and/or new Project Site and/or any Acceptable Project Assets, in each case, entered into by any Project Company subsequent to the Closing Date. For the avoidance of doubt, “Additional Project Document” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Additional Secured Party” shall mean a Holder or an Other Secured Lender executing a Joinder.

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of an Obligor.

“Amortization Schedule” shall mean the amortization schedule of the aggregate principal amount of the Notes prior to the maturity date attached as Schedule 8.1 to the Note Purchase and Participation Agreement, as such amortization schedule is modified from time to time upon any partial prepayments or purchase of the Notes.

“Annual Operating Budget” shall have the meaning ascribed to such term in Section 9.12 of the Note Purchase and Participation Agreement.

“Anti Corruption Laws” shall mean any law or regulation in a U.S. or any non U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti Money Laundering Laws” shall mean any law or regulation in a U.S. or any non U.S. jurisdiction regarding money laundering, drug trafficking, terrorist related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Law” shall have the meaning ascribed to such term in Section 8.3(h) of the Collateral Trust Indenture.

“Availability” shall mean, at any time, the undrawn portion of the stated face amount of the applicable Reserve Letter of Credit

“Bankruptcy Law” shall mean Title 11 of the United States Code and any applicable United States, state or local insolvency, winding up, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Best” shall mean A.M. Best Company, Inc.

“Blocked Person” shall mean (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, Wilmington, Delaware and Los Angeles, California are required or authorized to be closed.

“Business Interruption Insurance Proceeds” shall mean any business interruption and/or loss of income insurance proceeds or other similar insurance proceeds received by a Person pursuant to the insurance required to be carried pursuant to Section 9.2 of the Note Purchase and Participation Agreement.

“Calculation Date” shall mean (a) if no Control Event exists, March 31, June 30, September 30, and December 31 of any year, and (b) if a Control Event exists, the last day of each calendar month.

“Capital Expenditure” shall mean with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets, software or additions to equipment (including replacements, capitalized repairs and improvements) that are required to be capitalized under GAAP on the balance sheet of such Person. For the avoidance of doubt, “Capital Expenditure” shall not include the purchase price of any Future Acquisition.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Casualty Event” shall mean, with respect to any Project Site or other Collateral, any act or occurrence or circumstance (including Force Majeure) of any kind or nature that results in damage, disappearance, loss or destruction to such Project Site (or any portion thereof) or other Collateral (or any portion thereof) and that (a) in the reasonable judgment of the Co-Issuers, diminishes the net book value of such Project Site or other Collateral by an amount greater than $5,000,000 or (b) results in Casualty Proceeds received with respect to such damage, disappearance, loss or destruction to such Project Site or any other such Collateral in an amount greater than $5,000,000.

“Casualty Proceeds” shall mean any casualty insurance proceeds or similar insurance proceeds (excluding Business Interruption Insurance Proceeds) received by a Person as a result of or in connection with a Casualty Event (net of expenses incurred in connection with collection of such proceeds).

“Change in Control” shall have the meaning ascribed to such term in Section 8.6(f)(2) of the Note Purchase and Participation Agreement.

“Closing” shall have the meaning ascribed to such term in Section 3 of the Note Purchase and Participation Agreement.

“Closing Date” shall mean the date of the Closing under the Note Purchase and Participation Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Co-Issuer” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement

“Collateral” shall have the meaning ascribed to that term in Section 2.1 of the Collateral Trust Indenture.

“Collateral Assignment of Management Agreement” shall mean the Collateral Assignment and Subordination of Management Agreement, dated as of the initial Closing Date, among the Co-Issuers, the Trustee and the Project Manager.

“Collateral Proceeds Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Collateral Trust Indenture” shall mean the Collateral Trust Indenture and Security Agreement, dated as of the Closing Date, entered into among the Obligors, the Secured Parties and the Trustee.

“Condemnation Event” shall mean, with respect to any Project Site or other Collateral, any condemnation or seizure or other taking by a public or quasi-public authority of such Project Site (or any portion thereof) or other Collateral (or any portion thereof) that (a) in the reasonable judgment of the Co-Issuers, diminishes the net book value of such Project Site or other Collateral by an amount greater than $5,000,000 or (b) results in Condemnation Proceeds received with respect to such damage, disappearance, loss or destruction to such Project Site or any other such Collateral in an amount greater than $5,000,000.

“Condemnation Proceeds” shall mean all amounts received by a Person from public or quasi-public authorities as a result of or in connection with a Condemnation Event (net of expenses incurred in connection with collection of such proceeds).

“Confidential Information” has the meaning specified in Section 20 of the Note Purchase and Participation Agreement.

“Consolidated Cash Flow Available for Debt Service” shall mean, in respect of any period, the difference of (a) Gross Revenues of the Co-Issuers and their Subsidiaries (including without limitation accrual of all Gross Revenues with respect to any Counterparty that is obligated to make payments on an annual, semi-annual or quarterly basis under any Project Document) during such period minus (b) the sum of (i) all Operating Expenses of the Co-Issuers and their Subsidiaries during such period and (ii) all Capital Expenditures of the Co-Issuers and their Subsidiaries during such period.

“Contract” shall mean any contract, agreements and other instruments (other than the Project Documents and the Transaction Documents) to which any Obligor is party.

“Control” shall have the meaning ascribed to such term in Section 8.6(f)(3) of the Note Purchase and Participation Agreement.

“Control Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Control Event” shall have the meaning ascribed to such term in Section 4.2(e) of the Collateral Trust Indenture.

“Controlled Entity” shall mean (a) any of the Subsidiaries of the Co-Issuers and any of their or either Co-Issuer’s respective Controlled Affiliates and (b) if either Co-Issuer has a parent company, such parent company and its Affiliates.

“Counterparty” shall mean, with respect to any Project Document, each party to such Project Document other than the Obligor(s) party thereto.

“Credit Rating” shall mean, with respect to (a) a Person, the rating assigned by a Rating Agency to the senior long-term unsecured debt obligations of such Person or, if such Person does not have senior unsecured long-term debt that is rated by a Rating Agency, the rating assigned by a Rating Agency as the corporate credit rating or issuer rating of such Person (in each case not supported by any third party credit enhancement) and (b) any Securities, the rating assigned by a Rating Agency to such Securities.

“DBRS” shall mean DBRS Limited or DBRS, Inc., as applicable.

“Debt Rating” shall have the meaning ascribed to such term in Section 9.11 of the Note Purchase and Participation Agreement.

“Debt Service” shall mean, with respect to any period, the sum of the following: (a) Interest Expense for such period and (b) all scheduled payments of principal in respect of the Notes and other senior secured Indebtedness of the Co-Issuers and their Subsidiaries which is paid or payable during such period.

“Debt Service Coverage Ratio” shall mean, at any time of determination, (a) for any applicable period of time ending on or prior to such date of determination, the ratio of (i) Consolidated Cash Flow Available for Debt Service for any such applicable period ending on, or most recently ended prior to, such date of determination, to (ii) Debt Service for such period, and (b) for any period of time ending after such date of determination, the ratio of (i) Consolidated Cash Flow Available for Debt Service reasonably determined by the Co-Issuers on a Pro Forma basis for any applicable period to (ii) Debt Service for such period.

“Debt Service Reserve Account” shall have the meaning ascribed to such term in Section 4.1 of the Collateral Trust Indenture.

“Debt Service Reserve Date of Determination” shall have the meaning ascribed to such term in Section 4.4(b) of the Collateral Trust Indenture.

“Debt Service Reserve Requirement” shall mean, as of any date (hereinafter referred to in this definition as the “calculation date”), an aggregate amount (which may be satisfied by cash held in the Debt Service Reserve Account or by Debt Service Reserve Letter of Credit Availability, or a combination of both) equal to the scheduled payments of Debt Service that will become payable on all of the outstanding Notes and Additional Notes during the six (6) month period that begins on the first day of the fiscal month in which such calculation date occurs.

“Debt Service Trigger Event” shall have the meaning ascribed to such term in Section 8.8 of the Note Purchase and Participation Agreement.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean, with respect to any Notes, that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Notes, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

“Default Revenue Account” shall have the meaning ascribed to such term in Section 4.1(b) of the Collateral Trust Indenture.

“Deposit Account” shall mean a special, segregated and irrevocable Dollar-denominated “deposit account” (as defined in Section 9-102(a)(29) of the UCC) with the Trustee or an Acceptable Bank.

“Disclosure Documents” shall have the meaning ascribed to such term in Section 5.3 of the Note Purchase and Participation Agreement.

“Distribution” shall mean, in respect of any corporation, limited partnership, limited liability company, association or other business entity:

(a) dividends or other distributions or payments on capital stock, partnership interest or other equity interest of such corporation, limited partnership, limited liability company, association or other business entity (except distributions in such stock or other equity interest); and

(b) the redemption or acquisition of such stock, partnership interest or other equity interests or of warrants, rights or other options to purchase such stock, partnership interest, limited liability company interest or other equity interests (except when solely in exchange for such stock or other equity interests).

“Dollar” and the sign “$” shall mean the lawful money of the United States.

“Electronic Delivery” shall mean the electronic delivery of financial statements and other documents pursuant to, and in accordance with, the terms of Section 7.4 of the Note Purchase and Participation Agreement.

“Environmental Laws” shall mean any and all applicable federal, state, local, and foreign statutes, Laws, common laws, regulations, ordinances, rules, judgments, orders, decrees, Permits, Governmental Approvals, Governmental Rules or any legally binding agreements with or requirements or legally binding restrictions of any Governmental Authority relating to pollution, the protection of the environment, natural resources, or health and safety (to the extent health and safety is related to exposure to Hazardous Materials).

“Environmental Permits” shall mean any and all Governmental Approvals required to be obtained by any Obligor from or filed with any Governmental Authority under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Co-Issuers or any of their parent entities, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall mean an “Event of Default” as defined in Section 11 of the Note Purchase and Participation Agreement.

“Event of Loss” shall mean, with respect to any Project Site, the occurrence of any Casualty Event or Condemnation Event pursuant to which the applicable Obligor reasonably determines that the Project located at such Project Site cannot be rebuilt, repaired or restored.

“Excess Cash Flow Prepayment Amount” shall mean, (a) on any Calculation Date if no Control Event exists, all amounts on deposit in the Revenue Accounts on such Calculation Date, minus (i) Debt Service then due and owing and (ii) Excluded Cash Amounts, as determined for such Calculation Date; and (b) on any Calculation Date during the continuance of a Control Event, all amounts on deposit in the Revenue Account and the Control Account on such Calculation Date after giving effect to Section 4.2(f)(i) - (v) of the Collateral Trust Indenture on such Calculation Date, minus Excluded Cash Amounts, as determined for such Calculation Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Cash Amounts” shall mean any payments or amounts (including any prepayments and security deposits) that have been received by any Obligor on, for, from or with respect to any Project Assets with respect to which the Obligor is contractually or otherwise legally obligated to use or apply or allocate such payment or amount for use or application in, on or to a future date or period or for a particular purpose on or as of such Calculation Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in respect of the foregoing.

“Federal Energy Regulatory Commission” or “FERC” shall mean the Federal Energy Regulatory Commission.

“Federal Power Act” or “FPA” shall mean the Federal Power Act, and FERC’s implementing regulations related thereto.

“Fee Estate” shall mean, with respect to any Project Site, the land relating to such Project Site in which a Project Company has been assigned, transferred or otherwise granted easement(s), right(s) of way or other rights or interests in such land pursuant to any Project Document.

“Fee Estate Liens” shall mean, with respect to any Fee Estate, any Lien granted or incurred by, or assumed or otherwise permitted to exist by, any Person (other than any Obligor) in, to or on such Person’s rights and interests in such Fee Estate.

“Fitch” shall mean Fitch Ratings, Inc.

“Force Majeure” shall mean, with respect to any Obligor, an event or circumstance, such as natural catastrophes, terrorism, war, riots, or acts of God, that (a) prevents such Obligor from performing its obligations (or causing such obligations to be performed) under the Project Documents relating to its Project Sites or to which it is a party; (b) is not within the reasonable control of, or the result of the negligence of, such Obligor; and (c) by the exercise of reasonable due diligence, such Obligor is unable to overcome or avoid, or cause to be avoided; provided, however, that the following acts, events or causes shall in no event constitute an event of Force Majeure: (1) any lack of profitability to such Obligor or any losses incurred by such Obligor or any other financial consideration of such Obligor; (2) unavailability of funds or financing; (3) an event caused by conditions of national or local economics or markets; (4) any failure of equipment which is not itself directly caused by an event which would otherwise independently constitute a Force Majeure; (5) strikes, lockouts, work stoppages or other labor actions; (6) changes in market conditions that affect the cost or availability of equipment, materials, supplies or services, unless such changes are caused by an event which would otherwise independently constitute a Force Majeure; and (7) failures of third parties, unless such failures are caused by an event which would otherwise independently constitute a Force Majeure.

“Funding Notice” has the meaning set forth in Section 4.10 of the Note Purchase and Participation Agreement.

“Future Acquisition” shall mean any acquisition by the Co-Issuers or any of their Subsidiaries of one of more Project Sites or Acceptable Project Assets either directly or through the acquisition of the ownership interests of one or more Project Companies or one of more Project Company Parents.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Approval” shall mean, with respect to any Person, any Permit, ruling or determination of or by any Governmental Authority (other than a Governmental Rule) required to be obtained by such Person relating to the ownership, occupation, testing, operation or maintenance of any Project Site or the execution, delivery or performance by such Person of its obligations under any Transaction Document or Project Document to which such Person is a party.

“Governmental Authority” and “Government Authority” shall mean

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” shall mean with respect to any Person, any law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority binding on such Person.

“Gross Revenues” of any Person shall mean all revenues, rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of revenues, rent or rent equivalents (including payments by reason of the rejection of any lease in bankruptcy), all revenues, income, proceeds and other payments from or in connection with judgments, settlements and other resolutions of disputes, condemnation events and casualty events, all royalties, income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, fees, charges for services rendered, all other amounts payable as rent under any lease or other agreement relating to any property (including utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, rent concessions or credits), other required pass-throughs or reimbursements paid of any nature, and interest on reserve funds (if any), business interruption and other insurance proceeds, and all other income or consideration of whatever form or nature received by or paid to or for the account of or benefit of the Co-Issuers or any of their Subsidiaries or any of their respective agents or employees from any and all sources, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, ground lease, license, fee estate, occupancy agreement, concession, rental agreement, easement, non-recourse loan, management agreement, other written agreement, concession or other grant of the right of the use and occupancy of property or rendering of services by the Co-Issuers or any of their Subsidiaries or any operator or manager of any assets, and any license, lease, sublease, ground lease, fee estate, occupancy agreement, concession, rental agreement, easement, non-recourse loan, management agreement, other written agreement and concession fees, but excluding (a) amounts received by or on behalf of such Project Companies and required to be paid to any Person (other than to an Obligor) as Shared Rent, (b) any amounts received by or on behalf of such Project Companies that constitute the property of a Person other than a Project Company (including all revenues, receipts and other payments arising from the ownership or management of properties by Affiliates of such Project Companies) and (c) security deposits received under any lease or other agreement relating to any property, unless and until such security deposits are applied to the payment of amounts due under such lease.

“Ground Lease” shall mean, with respect to any Project Site, the lease, sublease, license, easement agreement, assignment of rent or fees, or other use or occupancy agreement or other agreement between a Project Company and a Ground Lessee of such Project Site. For the avoidance of doubt, “Ground Lease” shall not include any Acquisition Agreement, any Transaction Document or any acquisition agreement, any loan agreement, credit agreement, note purchase agreement, indenture or other document related to the acquisition financing or refinancing of any Future Acquisition.

“Ground Lessee” shall mean, with respect to any Project Site, the owner of the related Project(s) located thereon that leases such Project Site from the applicable Project Company pursuant to the terms of a Ground Lease.

“Guaranteed Agreements” shall mean the Transaction Documents.

“Guaranteed Obligations” has the meaning specified in Section 22.1 of the Note Purchase and Participation Agreement.

“Guarantors” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement.

“Hazardous Materials” shall mean any hazardous waste as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), or any other chemical, substance or material that is defined as or regulated as extremely hazardous, hazardous, toxic or a pollutant or contaminant under any Environmental Law, including any material or substance which is (a) crude oil, (b) petroleum or any derivative thereof, (c) asbestos, or (d) polychlorinated biphenyls (PCBs).

“Holder,” “holder,” or “Noteholder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Co-Issuers pursuant to Section 13.1 of the Note Purchase and Participation Agreement, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.6(b), 12, 17.2 and 18 of the Note Purchase and Participation Agreement and any related definitions in this Exhibit A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person shall mean, at any time, without duplication,

(a) its indebtedness for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its obligations to pay the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) its Capital Lease Obligations and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrower money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its obligations to reimburse amounts drawn under letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Independent” shall mean, when used with respect to any specified Person, such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in any Obligor or in any Affiliate of any of them and (3) is not connected with any Obligor or in any Affiliate or any such Affiliate as an officer, employee, promoter, trustee, partner, director or Person performing similar functions.

“Institutional Investor” shall mean (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note, in each case, which is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Interest Expense” shall mean, with respect to any period, all interest in respect of the Notes and any other Indebtedness of the Co-Issuers and their Subsidiaries which is pari passu with the Notes paid or payable during such period.

“Investment Grade” or “Investment Grade Rating” shall mean, with reference to a Person or any Securities, that the Person has or the Securities have been assigned a Credit Rating of BBB- or better by S&P, Baa3 or better by Moody’s, BBB- or better by Fitch, BBB- or better by KBRA or BBB (low) or better by DBRS (or a Credit Rating of BBB- or better by S&P, Baa3 or better by Moody’s, BBB- or better by Fitch, BBB- or better by KBRA or BBB (low) or better by DBRS if such Person or any Securities is assigned a Credit Rating by each of S&P, Moody’s Fitch, KBRA and DBRS).

“Investments” shall mean, with respect to any Person, all investments made directly or indirectly by such Person in another Person, by means of the acquisition of shares of capital stock, Indebtedness or other obligations or securities of another Person, or by any loan, advance, capital contribution made to or in another Person.

“Issuer” has the meaning specified in the introductory paragraph of the Note Purchase and Participation Agreement.

“Joinder” or “Security Joinder” shall mean any joinder to the Collateral Trust Indenture (substantially in the form of Exhibit C to the Collateral Trust Indenture) executed and delivered by any Holder or Other Secured Lender not executing and delivering the Collateral Trust Indenture on the Closing Date.

“KBRA” shall mean Kroll Bond Rating Agency, Inc.

“Law” shall mean any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).

“Letter of Credit” shall mean an irrevocable letter of credit naming the Trustee as beneficiary and pursuant to which only Landmark Infrastructure Operating Company LLC, an Obligor or a Guarantor has repayment obligations, in form and substance reasonably satisfactory to the Required Holders and the Trustee, together with any extensions, renewals or replacements therefor; provided that any Letter of Credit issued in connection with or related to the issuance of Additional Notes and the form and substance of which is substantially similar in all material respects to the Letter of Credit in effect on the Closing Date and the terms of which, taken as a whole, are not less favorable to the holders of the Notes in any material respect shall be deemed to be reasonably satisfactory to the Required Holders.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance.

“Losses” has the meaning given such term in Section 8.3(b) of the Collateral Trust Indenture.

“Make-Whole Amount”, with respect to any Series of Notes, has the meaning specified in Section 1.2(e) of the applicable NPPA Series Supplement.

“Management Agreement” shall mean the Management Agreement, dated as of January 15, 2020 between the Project Manager and the Obligors, as amended, restated, supplemented and otherwise modified from time to time.

“Master Joinder” has the meaning set forth in Section 9.3(d) of the Note Purchase and Participation Agreement.

“Material” with respect to any Person shall mean material in relation to the business, operations, financial condition, assets or properties of such Person.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, assets, properties, financial condition or results of operations of the Obligors, taken as a whole, or (b) the validity or priority of the Liens on the Collateral, or (c) the ability of any Obligor to perform any payment or other material obligation under this Agreement, the Notes, any Subsidiary Guaranty or any other Transaction Document or (d) the ability to enforce any Obligor’s material obligations under the Note Purchase and Participation Agreement, the Notes or any of the other Transaction Documents to which such Obligor is a party, or (e) the validity or enforceability against any Obligor of any Transaction Document to which such Obligor is a party.

“Material Contract” shall mean, collectively, (a) each contract (other than the Project Documents) listed on Schedule 5.21 to the Note Purchase and Participation Agreement, and (b) contracts, agreements or other instruments (other than the Project Documents and the Transaction Documents) binding upon an Obligor which include obligations the performance or non-performance of which would have a Material Adverse Effect.

“Material Project Document” shall mean each Project Document relating to the ownership, management, development, use, leasing, maintenance, repair or improvement of the Project Assets under which there is an obligation of an Obligor, in the aggregate, to pay, or under which any Obligor receives in compensation more than, $100,000 per annum, excluding any agreement which is terminable by an Obligor on not more than sixty (60) days’ prior written notice without any fee or penalty.

“Maturity Date” has the meaning specified in the first paragraph of each Note.

“Maximum Guaranteed Amount” has the meaning specified in Section 22.5 of the Note Purchase and Participation Agreement.

“Moody’s” shall mean Moody Investors Service, Inc.

“Mortgages” shall mean any mortgage, deed of trust, leasehold mortgage or other security instrument encumbering all or any part of the Project Sites, made by any Project Company in favor of Trustee, as the same may be amended, restated, supplemented or modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA for which either Co-Issuer or any ERISA Affiliate could have any liability.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” shall have the meaning ascribed to such term in Section 6.2(a) of the Note Purchase and Participation Agreement.

“Non-U.S. Plan” shall mean any plan, fund or other similar program that (a) is established or maintained outside the United States of America by either Co-Issuer or any Subsidiary primarily for the benefit of employees of either Co-Issuer or one or more Subsidiaries residing outside the United State of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Purchase and Participation Agreement” or “NPPA” shall mean the Note Purchase and Participation Agreement dated as of the Closing Date by and among the Co-Issuers, the Guarantors and certain Purchasers named therein, including all Exhibits and Schedules attached thereto.

“Notes” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Notes In Default” has the meaning set forth in Section 12.1(b)(ii) of the Note Purchase and Participation Agreement.

“NPPA Series Supplement” shall mean, with respect to each series of Additional Notes, the supplement to the Note Purchase and Participation Agreement among the Co-Issuers, the Guarantors party thereto and the purchasers of such series of Additional Notes, (the form of which is set forth as Exhibit C to the Note Purchase and Participation Agreement with such changes thereto as the Co-Issuers and the purchasers of such Additional Notes may from time to time agree), governing the form, terms and conditions of such series of Additional Notes.

“Obligors” shall mean the Co-Issuers and the Guarantors.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean, with respect to any Obligor, a certificate of a Senior Financial Officer or of any other officer of such Obligor, as applicable, whose responsibilities extend to the subject matter of such certificate.

“Omnibus Collateral Assignment of Leases and Rents” shall mean that certain Omnibus Collateral Assignment of Leases and Rents, dated as of the date hereof by each Project Company to the Trustee.

“Operating Expenses” shall mean, with respect to any period, the total of all expenditures, determined in accordance with GAAP, of the Co-Issuers and their Subsidiaries during such period, relating to the operation, maintenance and/or management of the Project Sites that are incurred on a regular monthly or other periodic basis (including utilities, ordinary repairs and maintenance, insurance, license fees, property Taxes and assessments, advertising expenses, management fees, installment payments to sellers under maximum value program transactions, revenue sharing payments to landlords/fee owners, payroll and related Taxes, computer processing charges, operational equipment lease payments, and other similar costs), but excluding (a) non-cash charges such as depreciation and amortization, (b) Debt Service, (c) Capital Expenditures, (d) Counterparty improvements and leasing commissions, (e) funds required to be held in the Revenue Accounts and any funds required to be held in any account of the Trustee under the Collateral Trust Indenture, (f) restoration, repair and replacement costs and expenses following an event of casualty or condemnation, (g) indemnification payments required under any Project Document, (h) any payment or cost or expense which such Obligor was or is to be reimbursed from proceeds of the Notes (respectively), insurance or condemnation event, or by any third party and (i) any federal, state or local Taxes (except as specifically included within this definition above).

“Other Permitted Indebtedness” shall mean Purchase Money Indebtedness and Capital Lease Obligations in an aggregate outstanding principal amount not to exceed $10,000,000 at any time.

“Other Secured Lender” shall mean any lender or other Person (including any agent, trustee or other representative appointed in connection therewith) extending credit to any Obligor or entering into and performing under a Swap Contract with any Obligor pursuant to an Other Secured Loan Agreement.

“Other Secured Loan” shall mean any Indebtedness (other than the Indebtedness evidenced by the Notes) incurred by any Obligor or any of its Subsidiaries as permitted pursuant to the terms of the Section 10.6 of the Note Purchase and Participation Agreement, which Indebtedness is secured by the Security Documents and may include, without limitation, (a) loans (revolving or otherwise), letter of credit facilities and other extensions of credit made by a bank or a syndicate of banks, (b) other loans and other extensions of credit made by, or notes or other indebtedness issued to, one or more lenders or other Persons and (c) Swap Contracts.

“Other Secured Loan Agreement” shall mean, with respect to any Obligor, any credit, loan, reimbursement or other financing agreement or Swap Contract entered into by such Obligor with an Other Secured Lender with respect to any Other Secured Loan.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from the execution, delivery (but not the transfer), performance, enforcement of any of the Notes in the United States or any other jurisdiction where any Obligor has assets, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Notes, except any such Taxes imposed with respect to an assignment, and any value added tax due and payable in respect of reimbursement of costs and expenses by the Co-Issuers pursuant to Section 15 of the Note Purchase and Participation Agreement.

“Outstanding Borrowings” shall mean, with respect to any Other Secured Loans, the sum, without duplication of, (a) the outstanding principal amount of all loans and other extensions of credit (including, without limitation, the aggregate undrawn amount, and all unreimbursed draws, under any issued and outstanding letters of credit) made to or for the account of the Co-Issuers under the Other Secured Loan Agreements, respectively, and (b) at any time that no Event of Default has occurred and is continuing, the aggregate amount of any unused and available commitments to make loans or other extensions of credit (including, without limitation, to issue letters of credit) to or for the account of the Co-Issuers under the Other Secured Loan Agreements, respectively.

“Ownership Interest” shall mean, with respect to any Person, any equity, ownership, membership, partnership, or voting interest in such Person, which such interests may include, without limitation, those of a corporate shareholder, limited liability company member, trust beneficiary, general partner, limited partner or joint venturer, or any controlling interest of any entity directly or indirectly controlling such general partner, managing partner, joint venturer or member, by operation of law or otherwise.

“Parent” shall mean Landmark Infrastructure Partners LP (any any successor).

“Payment Date”, with respect to any Series of Notes, has the meaning specified Section 1.2(b) of the applicable NPPA Series Supplement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permit” shall mean any license, certificate, action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right, registration, filing or submission filed with or obtained from a Governmental Authority.

“Permitted Dispositions” shall mean a Transfer by an Obligor of its assets or properties:

(i) that are worn out, defective, obsolete or otherwise not used or useful in the business of the Obligors, provided that such Transfers are not prohibited under any Project Document or Material Contract, and provided further that an amount equal to the net proceeds therefrom (if any) is used (1) to purchase new, additional, replacement or substitute assets or properties (including any Acceptable Project Assets) within 365 days following the receipt of such proceeds, and/or (2) to reimburse such Obligor for amounts expended to purchase new, additional, replacement or substitute assets or properties (including any Acceptable Project Assets) within 365 days following the receipt of such proceeds; and

(ii) in connection with the creation of leases, subleases, licenses, easements, rights of way, restrictions, and encumbrances (other than for borrowed money) that do not materially impair the value or use of the property affected and that do not individually or in the aggregate materially impair the validity, perfection or priority of the Liens granted under the Security Documents.

“Permitted Investments” shall mean:

(i) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland or (iv) any member nation of the European Union rated “A” (or the equivalent thereof) or better by S&P and “A2” (or the equivalent thereof) or better by Moody’s, having average maturities of not more than twenty-four (24) months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

(ii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Acceptable Bank;

(iii) investments in commercial paper, maturing in not more than 365 days from the date of acquisition thereof, which are rated on the date of acquisition at least A-1 or P-1 by S&P or Moody’s, respectively;

(iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with an Acceptable Bank or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland or (iv) any member nation of the European Union rated “A” (or the equivalent thereof) or better by S&P and “A2” (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(v) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or its equivalent, or (ii) having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(vi) other short-term investments utilized in accordance with normal investment practices for cash management in investments of a type and credit quality analogous to the foregoing;

(vii) securities with average maturities of twelve (12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, Canada, Switzerland, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(viii) investments with average maturities of twelve (12) months or less from the date of acquisition in mutual funds rates “AAA-” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s;

(ix) investments, classified in accordance with Accounting Standards as current assets of the Co-Issuers in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(x) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (ix) above; and

(xi) currency denominated in Dollars and Canadian dollars.

“Permitted Liens” shall mean the following:

(i) the Liens created under any of the Security Documents and the related financing statements filed with respect thereto securing equally and ratably (a) the Notes, (b) any Additional Notes and (c) any Other Secured Loan; provided that in the case of both clauses (b) and (c), any such Additional Notes were issued and such Other Secured Loan was incurred pursuant to clause (c) of Section 10.6 of the Note Purchase and Participation Agreement.

(ii) Liens for taxes, assessments or governmental charges which are not yet delinquent or which are being contested in good faith pursuant to appropriate proceedings;

(iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business, provided the obligations giving rise to such Liens are not yet delinquent or are being contested in good faith pursuant to appropriate proceedings;

(iv) the Ground Leases;

(v) Liens constituting survey restrictions, condemnations, defects, easements, encroachments, rights of way, restrictions, covenants, conditions, irregularities, mineral rights, encumbrances (other than Liens securing Indebtedness for borrowed money) and clouds on title and statutory Liens and other Liens (other than Liens securing Indebtedness for borrowed money) affecting real property or interests in real property that do not materially impair or detract from the value or use of the property affected or materially interfere with the conduct of business of any Obligor;

(vi) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 11(j) of the Note Purchase and Participation Agreement;

(vii) Liens, deposits or pledges to secure the obligations or performance of bids, trade contracts, leases, tenders, contracts (other than for the repayment of Indebtedness for borrowed money), statutory obligations, appeals, surety and appeal bonds, performance bonds, and bonds in connection with judicial or administrative proceedings, and other obligations of a like nature;

(viii) Liens (other than securing Indebtedness for borrowed money) affecting real property or interests in real property which are not foreclosable or if enforced cannot arise to a possessory interest;

(ix) Liens constituting zoning, entitlement, conservation and other land use and environmental restrictions and requirements of any Governmental Authorities; and

(x) Liens of a collection bank arising under the UCC on items in the course of collection;

(xi) Liens securing Other Permitted Indebtedness; and

(xii) Specified Liens.

“Permitted Tax Distributions” shall mean with respect to any taxable year (or portion thereof) for which either Co-Issuer is treated either as a partnership or a disregarded entity for U.S. federal income tax purposes (a “Pass-Through Entity”), distributions to the direct owner of such Co-Issuer not to exceed the product of (a) the net taxable income of such Co-Issuer and their Subsidiaries for such taxable year (or portion thereof), determined under the principles of Subchapter K of Chapter 1 of the Code, and (b) the highest combined U.S. federal, state and local income tax rate applicable to any direct owner of such Co-Issuer (or, if a direct owner is treated as a Pass-Through Entity, any Person owning equity in such Co-Issuer indirectly through one or more Pass-Through Entities) for such taxable year; provided, that, in determining such applicable income tax rate, such Co-Issuer shall (x) take into account, to the extent applicable, the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.), and (y) assume that the deduction for qualified business income under Section 199A of the Code is not available.

“Permitted Withdrawal” shall mean withdrawals made from funds on deposit in any Revenue Account (i) to pay Operating Expenses and Capital Expenditures in accordance with the terms of the Management Agreement, (ii) to withdraw amounts deposited in error, (iii) to pay the Management Fee and (iv) if the Project Manager determines, in accordance with the Operation Standards, that the amount on deposit in the Revenue Account exceeds the amount required to pay the Debt Service, Operating Expenses and Capital Expenditures as the same become due and payable, to make Restricted Payments from amounts on deposit in the Revenue Account in accordance with Section 10.7 of the Note Purchase and Participation Agreement at the direction of the Co-Issuers or the other Obligors.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which either Co-Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from LMRK Guarantor Co. LLC, 2019-1 Co-Guarantor LLC, the Issuer and any Project Company Parent that becomes party thereto to the Trustee.

“Pledged Companies” shall mean the companies pledged pursuant to the Pledge Agreements.

“Portfolio” shall mean, at any time, the aggregate of all Project Sites and all other assets and properties owned or leased by the Project Companies at such time.

“Preferred Stock” shall mean any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prior Indebtedness” shall mean any Indebtedness of any Obligor on or prior to the applicable Closing Date.

“Pro Forma Basis” shall mean for any date of determination, in the case of any calculation made for any period after such date of determination, that such calculation is made giving pro forma effect to any acquisitions, dispositions or incurrences or repayments of Indebtedness or other relevant transactions that occurred after such date of determination.

“Project Assets” shall mean all Project Documents of the Project Companies which exist on the Closing Date, and all Additional Project Documents acquired by the Project Companies after the Closing Date, including all rights of the Project Companies under the foregoing, and any real property and other interests in land acquired and owned by the Project Companies.

“Project Company” shall have the meaning ascribed to such term in the introductory paragraph of the Note Purchase and Participation Agreement.

“Project Company Parent” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Project Documents” shall mean, collectively, each Ground Lease and, after the execution and delivery thereof, each Additional Project Document and each Replacement Project Document with respect thereto.

“Project Manager” shall mean Landmark Infrastructure Partners GP LLC and any of its Affiliates providing services on behalf of the Obligors.

“Project Site” shall mean, with respect to each Project, (i) the land upon which such Project is located and (ii) the easements, rights-of-way and other rights or interests in real property owned by or otherwise vested in the applicable Project Company relating to or in connection with such Project.

“Projects” shall mean the electric generation, telecommunications, billboard or other assets located on any Project Site.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proportionate Share” shall have the meaning ascribed to such term in Section 22.9(e) of the Note Purchase and Participation Agreement.

“Proposed Prepayment Date” shall have the meaning ascribed to such term in Section 8.6(b) of the Note Purchase and Participation Agreement.

“PTE” shall have the meaning ascribed to such term in Section 6.2(a) of the Note Purchase and Participation Agreement.

“Public Utility Holding Company Act” or “PUHCA” shall mean the Public Utility Holding Company Act of 2005, and FERC’s implementing regulations related thereto.

“Purchase Money Indebtedness” shall mean any Indebtedness incurred to finance, or created or assumed as part of, the acquisition, construction or improvement of any asset or property, whether or not secured, and any extensions, renewals or refundings of any such obligation; provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased; provided, further, that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Purchaser” or “Purchasers” shall mean each of the purchasers that has executed and delivered a NPPA Series Supplement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2 of the Note Purchase and Participation Agreement), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 of the Note Purchase and Participation Agreement shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of the Note Purchase and Participation Agreement upon such transfer.

“QPAM Exemption” shall have the meaning ascribed to such term in Section 6.2(d) of the Note Purchase and Participation Agreement.

“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” shall mean (i) each of Moody’s, S&P, Fitch, KBRA and DBRS, and any of their successors, and (ii) if none of Moody’s, S&P, Fitch, KBRA or DBRS or any of their successors issues a senior unsecured long-term debt rating, corporate credit rating or issuer rating for the applicable Person or fails to make such rating publicly available, a “nationally recognized statistical rating organization” registered under the Exchange Act that is reasonably acceptable to the Required Holders.

“Refinancing” shall have the meaning ascribed to such term in the Recitals of the Note Purchase and Participation Agreement.

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” shall mean any spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, migration through soil or groundwater or leaching of Hazardous Materials into the environment.

“Re-Offer” shall have the meaning ascribed to such term in Section 8.8(c) of the Note Purchase and Participation Agreement.

“Replacement Material Contract” shall mean, with respect to any Material Contract, any other Material Contract or other agreement entered into by an Obligor in replacement of or substitution for such Material Contract that contains terms and conditions, taken as a whole, which are substantially similar in all material respects to, and which are not materially less favorable to the relevant Obligor(s) than, the Material Contract being replaced satisfactory to such Obligor.

“Replacement Project Document” shall mean (i) with respect to any Ground Lease, an Acceptable Replacement Ground Lease and (ii) with respect to any other Project Document, an Acceptable Replacement Project Document.

“Required Holders” shall mean at any time, (i) the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding or (ii) with respect to a particular Series of Notes, the holders of more than 50% in aggregate principal amount of such Series of Notes (in each case, exclusive of Notes then owned by the Co-Issuers or any of their Affiliates).

“Required Other Secured Lenders” shall mean, at any time any Other Secured Loan shall be outstanding, the holders of more than 50% in aggregate principal amount of the Other Secured Loan(s) at the time outstanding (exclusive of Other Secured Loan(s) then held by the Co-Issuers or their Affiliates).

“Required Secured Parties” shall mean the Required Holders; provided that if any Other Secured Loan (or commitment with respect to any Other Secured Loan) shall be outstanding, the “Required Secured Parties” shall mean: (a) the Required Holders and (b) the Required Other Secured Lenders; provided that if at any time (i) the sum of the aggregate principal amount of the Outstanding Borrowings with respect to Other Secured Loans or (ii) the aggregate outstanding principal amount of the Notes, represents more than 75% of the sum of the aggregate principal amount of the Outstanding Borrowings and the aggregate outstanding principal amount of the Notes, “Required Secured Parties” shall mean Secured Parties, considered as a single class, holding more than 50% of the sum of (i) the aggregate principal amount of the Outstanding Borrowings plus (ii) the aggregate outstanding principal amount of the Notes.

“Reserve Letter of Credit” shall mean a Letter of Credit issued by an Acceptable L/C Provider.

“Reserve Letter of Credit Availability” shall mean at any time the undrawn amount of any Reserve Letter of Credit issued on behalf of Landmark Infrastructure Operating Company LLC or any Obligor or Obligors and available for drawing by the Trustee.

“Responsible Officer” shall mean, with respect to any Obligor, any officer of the Co-Issuers on behalf of such Obligor or such Obligor, as applicable, with responsibility for the administration of the relevant portion of the Transaction Documents.

“Responsible Trust Officer” shall mean a vice president, assistant vice president, secretary, assistant secretary, trust officer, assistant trust officer, corporate trust officer, or assistant corporate trust officer employed in the corporate trust department of the Trustee and responsible for the administration of the Transaction Documents.

“Restricted Payment” shall mean, with respect to any Person (i) any Distribution in respect of such Person, including any Distribution resulting in the acquisition by such Person of any equity interests which would constitute treasury stock (or its equivalent) and (ii) any payment of principal or interest or any other amount on any Subordinated Indebtedness of any Person.

“Revenue Account” shall mean each Deposit Account, maintained by the Issuer and/or Co-Issuer in compliance with Section 4.2 of the Collateral Trust Indenture and designated as a “Revenue Account” in writing to the Trustee by the applicable Obligor, into which, subject to Section 4.2 of the Collateral Trust Indenture, Gross Revenues attributable to a Project shall be deposited.

“Scheduled Payment Amount” has the meaning specified in Section 8.1 of the Note Purchase and Participation Agreement.

“Secured Obligations” shall have the meaning ascribed to such term in Section 2.1 of the Collateral Trust Indenture.

“Secured Parties” shall have the meaning ascribed to such term in the Recitals to the Collateral Trust Indenture.

“Securities” shall have the meaning ascribed to such term in Section 2(l) of the Securities Act.

“Securities Account” shall mean a special, segregated and irrevocable Dollar-denominated “securities account” (as defined in Section 8-501(a) of the UCC) with the Trustee or an Acceptable Bank.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Collateral Trust Indenture, the Omnibus Collateral Assignment of Leases and Rents, the Pledge Agreement, the Account Control Agreements, the Collateral Assignment of Management Agreement, any Mortgages, the financing statements, deeds, conveyances, mortgages and any other agreement or instrument that purports to grant any collateral to the Trustee or any Secured Party.

“Senior Financial Officer” shall mean, with respect to an Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of such Obligor.

“Shared Rent” shall mean the portion, if any, of payments received by a Project Company in respect of such Project Site that such Project Company has agreed to pay to the site owner (or predecessor thereof) or to an Affiliate of the Co-Issuers pursuant to an agreement to share a portion of such payments.

“Source” shall have the meaning ascribed to such term in Section 6.2 of the Note Purchase and Participation Agreement.

“Specified Assets” shall mean, with respect to any Project Site, any Project Assets of a Project Company relating to such Project Site with respect to which the Fee Estate relating to such Project Site is subject to a Fee Estate Lien in favor of a lienholder for which there does not exist any subordination, non-disturbance and attornment agreement or similar agreement directly or indirectly in favor of or otherwise for the benefit of such Project Company (including as an assignee or other transferee of another Person), and with respect to any to be acquired Project Site, the foregoing definition shall be applied mutatis mutandis.

“Specified Liens” means Fee Estate Liens and any other Lien deemed to exist in, to or on any of the Project Assets as a result of the existence, incurrence, creation or granting of any Fee Estate Lien.

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Indebtedness” shall mean any unsecured Indebtedness of any Obligor issued in accordance with, and subordinated in right of payment to the Notes pursuant to the terms of, a Subordination Agreement.

“Subordination Agreement” shall mean a Subordination Agreement, entered into by and among an Obligor, the holders of Notes, and the Trustee, containing customary “equity-like” subordination provisions, including complete “standstill” provisions, in scope, form and substance reasonably satisfactory to the Required Holders.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venturer can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Obligor.

“Subsidiary Guaranty” shall have the meaning ascribed to such term in Section 1.4 of the Note Purchase and Participation Agreement.

“Substitute Purchaser” shall have the meaning ascribed to such term in Section 21 of the Note Purchase and Participation Agreement.

“SVO” shall have the meaning ascribed to such term in Section 9.11 of the Note Purchase and Participation Agreement.

“Swap Contract” shall mean (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., including any International Foreign Exchange Master Agreement.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined by the Obligor party thereto based upon one or more mid-market or other readily available firm market quotations provided to such Obligor by any recognized dealer in such Swap Contracts.

“Synthetic Lease” shall mean, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” shall mean any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Terrorism Order” has the meaning ascribed to such term in “Anti-Terrorism Law”.

“Transaction Documents” shall mean the Note Purchase and Participation Agreement, each NPPA Series Supplement, the Notes, the Security Documents, any Subordination Agreement and all documents, instruments and agreements executed from time to time in connection therewith.

“Transfer” shall mean a sale, transfer, conveyance, lease (as lessor) or other disposal of properties or assets (other than cash) of and by any Obligor, including without limitation the termination (other than as a result of a default by the Ground Lessee) by Obligor of any Ground Lease, but excluding, however, (x) the grant or existence of any Lien (including any Permitted Lien), (y) any amendment, modification, supplement, declaration of default or exercise of remedies under or waiver of any default, breach of, or right under any Project Document, any Additional Project Document, any Replacement Project Document, any Material Contract or any Replacement Material Contract) and (z) the entering into by any Obligor of any Additional Project Document not prohibited by the Transaction Documents after the Closing Date.

“Trustee” shall mean Wilmington Trust, National Association, a national banking association, solely in its capacity as Trustee under the Collateral Trust Indenture and its successors thereunder.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in such state on the date hereof and provided further, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Trustee’s security interest in any item or portion of the Collateral or the Trustee’s rights with respect to the Collateral are governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions relating to such perfection or priority or rights, and for purposes of definitions relating to such provisions.

“UCC Searches” shall have the meaning ascribed to such term in Section 4.15 of the Note Purchase and Participation Agreement.

“Unapplied Amount” shall have the meaning ascribed to such term in Section 8.8(c) of the Note Purchase and Participation Agreement.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“Voluntary Transfer” shall mean any voluntary Transfer by an Obligor of assets to another entity (other than a Guarantor) and any termination by a Guarantor of a Project Document; but, for the avoidance of doubt, excluding (i) Transfers constituting or resulting from a Casualty Event or Condemnation Event and (ii) any termination by a Counterparty of a Project Document; and provided that for purposes of determining compliance with the General Limitations contained in Section 10.5 of the Note Purchase and Participation Agreement, to the extent that cash in an amount equal to all or a portion of the net book value (the “Replacement Amount”) of the assets or property which is the subject of any Voluntary Transfer is used to prepay the principal amount of the Notes pursuant to Section 8.2 of the Note Purchase and Participation Agreement, to prepay the principle amount of Additional Notes of any series pursuant to Section 8.2 of the Note Purchase and Participation Agreement or to acquire replacement Acceptable Project Assets within 270 days of such Transfer, then an amount equal to the Replacement Amount shall not be a Voluntary Transfer for purposes of the General Limitations contained in Section 10.5 of the Note Purchase and Participation Agreement.

“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary one hundred percent of the equity interests and voting interests of which are owned, directly or indirectly, by a Person and such Person’s other Wholly-Owned Subsidiaries at such time.

Rules of Interpretation

1.

A reference to any document or agreement shall include such document or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (as permitted by the terms of the Security Documents).

2.	The singular includes the plural and the plural includes the singular.

3.	A reference to any Law or regulation includes any amendment or modification to such Law or regulation made before the relevant date or any successor Law or regulation.

4.	A reference to any Governmental Authority includes any agency succeeding to its functions relevant.

5.	A reference to a rating from any Rating Agency shall include the equivalent rating under any successor rating category from such Rating Agency.

6.	A reference to any Person includes its successors and assigns.

7.

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for any purpose under a Transaction Document, such determination or computation shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of any Transaction Document.

8.	The words “include,” “includes” and “including” are not limiting.

9.	The words “herein”, “hereof”, “hereunder” and “hereby” refer to the agreement or document in which such words appear.

10.

The Table of Contents and the headings of the Articles and Sections in any agreement or document have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions thereof.

11.

References to “Articles”, “Sections”, or “Exhibits” shall be to articles, sections, or exhibits in the agreement or document in which such word appears, and references to “Paragraphs” or “Clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs.

12.	All exhibits, schedules or appendices to any agreement or document are incorporated in and are intended to be a part of such agreement or document.

EXHIBIT B

COMPLIANCE CERTIFICATE

[             ] [             ], 20[     ]

To:    Wilmington Trust, National Association, as Trustee

AND TO:    Noteholders

Reference is made to the Note Purchase and Participation Agreement, dated as of January 15, 2020 (as amended, supplemented, or supplemented from time to time, the “Master Note Purchase Agreement” or “NPPA”), by and among the LMRK Issuer Co. LLC, a Delaware limited liability company (the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), LD Acquisition Company 8 LLC, a Delaware limited liability company (“LD-8”), LD Acquisition Company 9 LLC, a Delaware limited liability company (“LD-9”), LD Acquisition Company 10 LLC, a Delaware limited liability company (“LD-10”) LD Tall Wall II LLC, a Delaware limited liability company (“Tall Wall II”; together with the Co-Issuer, LD-8, LD-9, LD-10 and any other Obligor that from time to time owns any right or interest in a Project Site, collectively, the “Project Companies” and each individually a “Project Company” and together with the Issuer, collectively, the “Obligors” and each, an “Obligor”). All capitalized terms used as defined terms in this Compliance Certificate which are defined in the NPPA shall have the same meanings herein as in the NPPA and all references to section numbers shall be understood to refer to the stated sections of the NPPA. This Certificate is delivered pursuant to Section 7.2 [and Section 1.5(a), with respect to Additional Notes,] of the NPPA.

THE UNDERSIGNED CERTIFIES, IN [HIS/HER] CAPACITY AS A RESPONSIBLE OFFICER OF THE CO-ISSUERS AND NOT IN [HIS/HER] PERSONAL CAPACITY, THAT:

1. I am a duly appointed Responsible Officer of the Co-Issuers;

2. I have reviewed the relevant terms of the NPPA and made, or caused to be made, by the Project Manager and/or other Persons under my supervision, a review of the material transactions and financial condition of the Co-Issuers and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements attached hereto;

3. The examinations described in Paragraph 2 did not disclose the existence, during such period described in Paragraph 2, of any condition or event that constitutes an Event of Default[, except as described below:]

4. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants contained in Section 10 of the NPPA and Section 4.4 of the Collateral Trust Indenture, all of which data and computations are to my knowledge true, complete and correct in all material respects;

5. All computations set forth in Schedule 1 attached hereto have been made in accordance with the terms of the NPPA and the Collateral Trust Indenture; and

6. Described below are the exceptions, if any, to Paragraph 3 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Co-Issuers and/or their Subsidiaries has taken, is taking, or proposes to take with respect to each such condition or event:

[                    ]

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The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements of the Co-Issuers and their Subsidiaries delivered with this Certificate in support hereof, are made and delivered as of the date first written above.

LMRK ISSUER CO. LLC, a Delaware limited liability company

By:
Name:
Title:

2019-1 TRS LLC, a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Covenant Compliance

Provided below is the material information derived from the financial statements delivered with this Certificate that is reasonably required in order to establish whether the Obligors were in compliance with the requirements of Section 10 of the NPPA and Section 4.4 of the Collateral Trust Indenture, in each case during the period covered by this Certificate (unless otherwise indicated below) [Delete Inapplicable Provisions]:

1. NPPA Section 10

i. Section 10.5(a): as of the most recently ended quarterly or annual period, the Co-Issuers and the other Obligors were in compliance with Section 10.5(a)[, except as described below:]

ii. Section 10.6(c): as of the most recently ended quarterly or annual period, the Co-Issuers and the other Obligors were in compliance with Section 10.6(c)[, except as described below:]

iii. Section 10.7(b): as of the most recently ended quarterly or annual period, the Co-Issuers and the other Obligors complied with Section 10.7(b)[, except as described below:]

2. Debt Service Reserve Requirement:

i. [The] [Each] Reserve Letter of Credit in effect on the date hereof is described below: [     ].

ii. The Availability on the date under [the] [each] Reserve Letter of Credit in effect on the date hereof is: $[     ].

iii. The expiration date of [the] [each] Reserve Letter of Credit in effect on the date hereof is: [     ].

iv. Balance in the Debt Service Reserve Account on the date hereof is: $[     ].

v. During the most recently ended quarterly period, the Co-Issuers were in compliance with the Debt Service Reserve Requirement[, except as described below:]

3. Detailed calculation (as of the last day of the most recently ended quarterly period) of Debt Service Coverage Ratio: [     ]

EXHIBIT C

FORM OF MASTER JOINDER AGREEMENT

This MASTER JOINDER AGREEMENT, dated as of [     ] [    ], 20[    ] (this “Joinder”) is entered into by the undersigned [Additional Project Company][Additional Project Company Parent] ([the “Joining Party”][each a “Joining Party”) and, together, the “Joining Parties”]), and Wilmington Trust, National Association, a national banking association, in its capacity as trustee under the Collateral Trust Indenture (as defined below) (the “Trustee”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Collateral Trust Agreement (defined below).

RECITALS

WHEREAS, reference is made to that certain Note Purchase and Participation Agreement, dated as of January 15, 2020, among LMRK ISSUER CO. LLC, a Delaware limited liability company (the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, collectively, the “Co-Issuers”) and the other Guarantors party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Master Agreement”), pursuant to which the Co-Issuers issue and sell, from time to time, senior secured notes in one or more series (all such additional senior secured notes, the “Notes”) to the purchasers set forth therein (the “Purchasers”) pursuant a supplement to the Master Agreement with respect to each series of Notes (each such supplement, an “NPPA Series Supplement” and such Master Agreement as amended and supplemented from time to time by each NPPA Series Supplement, the “Notes Agreements”), among the Co-Issuers, the Guarantors party thereto and the Purchasers party thereto;

WHEREAS, reference is made to that certain Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020, among the Co-Issuers, the other Guarantors party thereto, Wilmington Trust, National Association, as collateral trustee (the “Trustee”) and each of the Secured Parties party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Indenture”), pursuant to which the Co-Issuers and each of the Guarantors, to secure their respective obligations under the Notes Agreements, the Notes and the other Transaction Documents (as defined in the Collateral Trust Indenture), granted a security interest and mortgage and deed of trust Lien to the Trustee on behalf of the Secured Parties.

WHEREAS, reference is made to that certain Omnibus Collateral Assignment of Leases and Rents, dated as of January 15, 2020, among the Co-Issuers and the other Assignors (as defined therein) party thereto and the Trustee, as Assignee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Omnibus Collateral Assignment”), pursuant to which each Assignor, to secure the payment and performance by each Assignor of all Secured Obligations, collaterally assigned to the Assignee and granted to the Assignee a Lien on, all of such Assignor’s right, title and interest in and to the Collateral (as described therein);

WHEREAS, reference is made to that certain Pledge and Security Agreement, dated as of January 15, 2020, among the Co-Issuers and the other Pledgors (as defined therein) party thereto and the Trustee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which the Pledgors, as collateral security for the Secured Obligations, pledged and granted a security interest in the Pledged Collateral (as defined therein) to the Trustee, for the benefit of the Trustee and the Secured Parties;

WHEREAS, pursuant to Section 9.3(d) of the Master Agreement, until there are no longer any Notes outstanding, if either Co-Issuer forms, creates or acquires any Project Company after the date of the Master Agreement, the Co-Issuers are required to cause such Project Company to become a Guarantor under the Master Agreement and the Notes by executing and delivering to each Purchaser and the Trustee this Joinder;

[WHEREAS, reference is made to that certain Consent and Agreement Regarding Pledge of Ownership Interests, dated as of ___________, among the Co-Issuers, the Pledged Companies (as defined therein) party thereto and the Trustee (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Consent Agreement”), pursuant to which the Pledged Companies acknowledged the security interest of the Trustee under the Pledge Agreement and made certain representations and warranties as to the Pledged Interests (as defined therein);]1

WHEREAS, pursuant to Section 13.9 of the Collateral Trust Indenture, until there are no longer any Notes outstanding, if either Co-Issuer forms, creates or acquires any Project Company after the date of the Collateral Trust Indenture, the Co-Issuers are required to cause such Project Company to become party to the Collateral Trust Indenture as a Guarantor, Obligor and a Project Company under the Collateral Trust Indenture by executing and delivering to the Trustee this Joinder;

WHEREAS, pursuant to Section 4.20 of the Omnibus Collateral Assignment, until there are no longer any Notes outstanding, if either Co-Issuer forms, creates or acquires any Project Company after the date of the Omnibus Collateral Assignment, the Co-Issuers are required to cause such Project Company to become party to the Omnibus Collateral Assignment as an Assignor thereunder by executing and delivering to the Trustee this Joinder;

WHEREAS, pursuant to Section 13(c) of the Pledge Agreement, until there are no longer any Notes outstanding, if either Co-Issuer forms, creates or acquires any Project Company that owns one or more Project Companies (each, a “Project Company Parent”) at any time after the date of the Pledge Agreement, the Co-Issuers are required to cause such Project Company Parent to become party to the Pledge Agreement as a Pledgor thereunder by executing and delivering to the Trustee this Joinder;

WHEREAS, pursuant to Section 2 of the Pledge Agreement, until there are no longer any Notes outstanding, if either Co-Issuer forms, creates or acquires any Project Company at any time after the date of the Consent Agreement, the Co-Issuers are required to cause such Project Company to become party to the Consent Agreement as a Pledged Company thereunder by executing and delivering to the Trustee this Joinder;

[1]	To be inserted if a Consent and Agreement Regarding Pledge of Ownership Interest has been created.

WHEREAS, pursuant to the foregoing requirements, [the Joining Party is hereby][each Joining Party hereby is, jointly and severally,] entering into this Joinder.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the [Joining Party does hereby][each of Joining Parties does hereby, jointly and severally,] covenant and agree, as follows:

Section 1. Joinder to the Master Agreement. In accordance with the requirements of the Master Agreement, [the][each] Joining Party, by executing and delivering this Joinder, hereby becomes a party to the Master Agreement as a “Guarantor”, an “Obligor” and a “Project Company” thereunder and shall be bound by the terms and provisions of the Master Agreement, including but not limited to the guaranty set forth in Section 22 thereof, in the same manner as if [the][such] Joining Party was an original signatory to the Master Agreement and, at all times from and after the date hereof, [the][each] Joining Party shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Guarantor, an Obligor and a Project Company, as set forth in the Master Agreement. [The Joining Party does hereby][Each of Joining Parties does hereby, jointly and severally,] as of the date hereof makes the representations and warranties to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.16, 5.17, 5.18, 5.22, 5.23 and 5.24 of the Master Agreement (but with respect to such Joining Party and this Joinder).

Section 2. [Reserved]

Section 3. Joinder to the Collateral Trust Indenture. (a) In accordance with the requirements of the Collateral Trust Indenture, [the][each] Joining Party, by executing and delivering this Joinder, hereby becomes a party to the Collateral Trust Indenture as a “Guarantor”, an “Obligor” and a [“Project Company”][“Project Company Parent”] thereunder and shall be bound by the terms and provisions of the Collateral Trust Indenture, including but not limited to the granting clauses set forth in Section 2.1 thereof, in the same manner as if [the][such] Joining Party was an original signatory to the Collateral Trust Indenture and, at all times from and after the date hereof, [the][each] Joining Party shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Guarantor, an Obligor and a [Project Company][Project Company Parent] as set forth in the Collateral Trust Indenture.

(b) In connection with Section 3(a), Exhibit B attached hereto shall constitute Exhibit B to the Collateral Trust Indenture with respect to the [Joining Party][Joining Parties].

Section 4. Joinder to the Omnibus Collateral Assignment. (a) In accordance with the requirements of the Omnibus Collateral Assignment, [the][each] Joining Party, by executing and delivering this Joinder, hereby becomes a party to the Omnibus Collateral Assignment as a “Assignor” thereunder and shall be bound by the terms and provisions of the Omnibus Collateral Assignment, including but not limited to the assignment in Section 1.1 thereof, in the same manner as if [the][such] Joining Party was an original signatory to the Omnibus Collateral Assignment and that at all times from and after the date hereof, [the][each] Joining Party shall be subject to all of the obligations, and be entitled to the rights and benefits, of an Assignor as set forth in the Omnibus Collateral Assignment as to the extent and in the manner set forth therein.

(b) In connection with Section 4(a), Schedule A-1 attached hereto shall constitute Schedule A to the Omnibus Collateral Assignment with respect to the [Joining Party][Joining Parties].

Section 5. Joinder to the Pledge Agreement. (a) In accordance with the requirements of the Pledge Agreement, [the][each] Joining Party, by executing and delivering this Joinder, hereby becomes a party to the Pledge Agreement as a “Pledgor” thereunder and shall be bound by the terms and provisions of the Pledge Agreement, including but not limited to the pledge in Section 2 thereof, in the same manner as if [the][such] Joining Party was an original signatory to the Pledge Agreement and, that at all times from and after the date hereof, [the][each] Joining Party shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Pledgor as set forth in the Pledge Agreement.

(b) In connection with Section 5(a), (x) Schedule A-2 attached hereto shall constitute Schedule A to the Pledge Agreement and (y) Schedule B attached hereto shall constitute Schedule B to the Pledge Agreement.

Section 6. Joinder to the Consent Agreement. In accordance with the requirements of the Pledge Agreement, [the][each] Joining Party, by executing and delivering this Joinder, hereby becomes a party to Consent Agreement as a “Pledged Company” thereunder and shall be bound by the terms and provisions of the Consent Agreement, including but not limited to the acknowledgement in Section 1 thereof, in the same manner as if [the][such] Joining Party was an original signatory to the Consent Agreement and, that at all times from and after the date hereof, [the][each] Joining Party shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Pledged Company as set forth in the Consent Agreement.

Section 7. Acknowledgement. [The][Each] undersigned Joining Party is duly authorized to execute and deliver this Joinder. The execution by [the][each] undersigned Joining Party of this Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Note Agreements, the Collateral Trust Indenture, the Omnibus Collateral Assignment and the Pledge Agreement (collectively, the “Applicable Documents” and each, an “Applicable Document”).

Section 8. Deemed Amendment. Upon execution of this Joinder, each Applicable Document shall be deemed to be amended and supplemented by this Joinder. Except as amended and supplemented hereby, the terms and provisions of each Applicable Document are hereby ratified, confirmed and approved in all respects.

Section 9. Binding Agreement; Third-Party Beneficiaries. This Joinder shall be binding upon [the][each] Joining Party and inure to the benefit of the Trustee, the holders of the Notes and their respective successors, assigns and permitted transferees. The holder of the Notes and the Trustee shall each be an express third-party beneficiary of the obligations of [the][each] Joining Party, as Guarantor, Obligor, Assignor, Pledgor and a Project Company, as the case may be, arising under this Joinder and the Applicable Documents.

Section 10. Acknowledgement of Direct and Indirect Benefits. [The][Each] Joining Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreements and the Notes and that certain obligations, and entitlements to benefits and rights, will be conferred upon such Joining Party by its execution of this Joinder, and in contemplation thereof does knowingly execute this Joinder.

Section 11. Governing Law. This Joinder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 12. Counterparts. This Joinder may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Joinder by facsimile or in a.pdf or similar file shall be effective as delivery of a manually executed counterpart of this Joinder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed, as of the date above first written.

[JOINING PARTY][JOINING PARTIES], a
[Delaware] [limited liability company][corporation]

By:
Name:
Title:

Master Joinder Agreement

Acknowledged and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Master Joinder Agreement

EXHIBIT D

FORM OF NPPA SERIES SUPPLEMENT

SERIES [X] SUPPLEMENT TO THE NOTE PURCHASE AND PARTICIPATION AGREEMENT

WITH RESPECT TO THE

[X]% SERIES [X] SENIOR SECURED NOTE DUE [    ]

THIS SERIES [X] SUPPLEMENT TO THE MASTER NOTE PURCHASE AND PARTICIPATION AGREEMENT, dated as of January 15, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Supplement”), is entered into by and among LMRK ISSUER CO. LLC, a Delaware limited liability company (the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company (“LD-8”), LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company (“LD-9”), LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company (“LD-10”), LD TALL WALL II LLC, a Delaware limited liability company (“Tall Wall II”; together with Co-Issuer, LD-8, LD-9, LD-10, and any other Obligor that from time to time owns any right or interest in a Project Site and becomes a party to this Agreement by entering into a joinder hereto, the “Project Companies” and each individually a “Project Company” or the “Guarantors” and each individually a “Guarantor”), and each of the institutional investors named on Schedule A attached hereto (each a “Purchaser” and, collectively, the “Purchasers”).

Capitalized terms that are used but not defined in this Supplement have the meaning ascribed to such terms in the Note Purchase and Participation Agreement (defined below).

RECITALS

[WHEREAS, the Co-Issuers, the other Guarantors and the Purchasers have entered into the Note Purchase and Participation Agreement, dated as of January 15, 2020 (the “Note Purchase and Participation Agreement” or the “NPPA”), and are entering into this Supplement (i) to amend and supplement the NPPA to, among other things, establish the form, terms and other provisions of the Co-Issuers’ [ _ ]% Series [X] Senior Secured Notes due [ ___ ] (the “Series [X] Notes”) that are not otherwise set forth in the NPPA and (ii) to provide for the issuance and sale by the Co-Issuers, and the purchase by the Purchasers, severally and not jointly, of $[ _____ ] aggregate principal amount of Series [X] Notes pursuant to the terms and conditions of the NPPA, as amended and supplemented by this Supplement;

WHEREAS, the Co-Issuers intend to use the proceeds from the issuance and sale of the Series [X] Notes in order (i) to finance the Acquisition by the Co-Issuers of Acceptable Project Assets, as described in and pursuant to the terms and conditions of the Acquisition Agreements described in the Schedule B hereto, [(ii) to pay off and discharge certain existing indebtedness secured by the Acceptable Project Assets to be acquired,] (iii) to satisfy the Debt Service Reserve Requirement resulting from the issuance of the Series [X] Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iv) to pay insurance premiums and taxes, and fund operations of the Obligors, (v) to pay transaction fees and expenses related to the issuance of the Series [X] Notes, and (vi) to use for general corporate purposes; and]2

[2]	This paragraph to be included for the initial Supplement.

[WHEREAS, the Co-Issuers and the other Guarantors have previously executed and delivered a Note Purchase and Participation Agreement, dated as of January 15, 2020 (the “Note Purchase and Participation Agreement” or the “NPPA”)), with certain purchasers of the Co-Issuers’ Series [X] Senior Secured Notes due [ ____ ] (the “Series [X] Notes”) which were issued pursuant to the terms and conditions of the NPPA, as amended and supplemented by the Series [X] Supplement to the Master Note Purchase and Participation Agreement, dated [ ____ ], 20[_], among the Co-Issuers, the Guarantors and the purchasers party thereto (the “NPPA Series [X] Supplement”);

WHEREAS, Section 1.1 of the NPPA provides that the Co-Issuers may, from time to time, authorize the issuance and sale of Additional Notes in one or more series under and pursuant to the terms and conditions of the NPPA in an aggregate principal amount, with such further terms and conditions and in such form as shall be specified in the applicable NPPA Series Supplement among the Co-Issuers, the other Guarantors and the Purchasers of such series of Additional Notes;

WHEREAS, the Co-Issuers seeks to issue a new series of Additional Notes pursuant to the terms and conditions of the NPPA and this Supplement to [(i) to finance or refinance future Acquisitions by the Co-Issuers, (ii) to pay off and discharge any indebtedness secured by the acquired assets, (iii) to satisfy the Debt Service Reserve Requirement resulting from the issuance of the Additional Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iv) to pay insurance premiums and taxes, and fund operations of the Obligors, (v) to pay transaction fees and expenses related to the issuance of the Additional Notes, and (vi) to use for general corporate purposes;

WHEREAS, the Co-Issuers, the Guarantors and the Purchasers are entering into this Supplement (i) to amend and supplement the NPPA to, among other things, establish the form, terms and other provisions of a new series of Additional Notes to the extent not otherwise set forth in the NPPA and (ii) to provide for the issuance and sale by the Co-Issuers, and the purchase by the Purchasers, severally and not jointly, of such Additional Notes pursuant to the terms and conditions of the NPPA, as amended and supplemented by this Supplement; and]3

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplement and to make it a valid and binding obligation of the Co-Issuers and the Guarantors have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Co-Issuers, the Guarantors and the Purchasers agree as follows.

[3]	Include these four paragraphs for all Supplements other than the Series A Supplement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AUTHORIZATION OF NOTES.

Section 1.1 Authorization of Notes. The Co-Issuers hereby authorize the creation of a new series of Notes to be issued pursuant to and in accordance with the NPPA, as amended and supplemented by this Supplement, which new series of Notes shall be known and designated as “[    ]% Series [X] Senior Secured Notes due [                ]” (the “Series [X] Notes”, which term shall include any such Notes issued in substitution therefor pursuant to Section 13 of the NPPA). The aggregate principal amount of Series [X] Notes which shall be issued, executed and delivered on the Closing Date (as defined below) shall be $[                ]; provided, however, that subject to the Co-Issuers’ compliance with Section 10.6 of the NPPA, the Co-Issuers from time to time, without giving notice to or seeking the consent of the Purchasers or any holder of Series [X] Notes, may issue, subject to the terms and conditions set forth herein and in the NPPA, additional Series [X] Notes (the “Additional Series [X] Notes”) in any amount having the same terms as the Series [X] Notes of this series in all respects, except for the issue date, the issue price and the initial Payment Date. Any such Additional Series [X] Notes will constitute “Series [X] Notes” and “Notes” for all purposes of the NPPA and will (together with all other Series [X] Notes issued under the NPPA and this Supplement) constitute a single series of Notes under the NPPA.

Section 1.2 Form of Notes; Term of the Notes. (a) The Series [X] Notes shall be substantially in the form set forth in Annex A hereto. The terms and provisions contained in the Series [X] Notes will constitute, and are hereby expressly made, a part of this Supplement and the Co-Issuers, the Guarantors, the Purchasers party hereto and any holder of the Series [X] Notes expressly agree to such terms and provision and to be bound thereby. However, to the extent any provision of the Series [X] Notes conflicts with the express provisions of this Supplement, the provisions of this Supplement shall govern and be controlling with respect to the Series [X] Notes.

(b) The final maturity date for the Series [X] Notes is [    ], 20[    ] (such date, the “Maturity Date”). On [Month/Day], 20[    ], and on the last day of each calendar month thereafter (each, a “Payment Date”) through and including the Maturity Date, the Co-Issuers shall pay the principal amount of the Series [X] Notes in accordance with the Amortization Schedule attached as Schedule 8.1 to this Supplement (as such Amortization Schedule may be amended from time to time to reflect reductions in principal payments resulting from prepayments of the Series [X] Notes pursuant to Section 8 of the NPPA) at par and without payment of the Make-Whole-Amount (each a “Scheduled Payment Amount”).

(c) The Co-Issuers shall pay interest on the Series [X] Notes (computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months) (i) on the unpaid principal balance of the Series [X] Notes at the rate of [ ]% per annum accruing from the most recent date on which interest has been paid or, if no interest has been paid on the Series [X] Notes, from the original date of issuance, on each Payment Date or until the aggregate principal amount of the Series [X] Notes shall have been paid, and (ii) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to 2% over interest rate stated above, payable monthly as aforesaid (or at option of the registered holder thereof, on demand).

(d) The Series [X] Notes are subject to the payment and prepayment provisions of Section 8 of the NPPA, including, but not limited to (i) optional prepayments by the Co-Issuers with a Make-Whole Amount at any time prior to the last [twelve][eighteen] calendar months prior to the Maturity Date pursuant to Section 8.2(a) thereof, (ii) optional prepayment by the Co-Issuers without a Make-Whole Amount at any time during the [twelve][eighteen] calendar months prior to the Maturity Date pursuant to Section 8.2(b) of the NPPA and (iii) mandatory prepayments at par pursuant to Section 8.8(f) thereof in a Control Event occurs.

(e) Make-Whole Amount for the Series [X] Notes. [    ].

“Make-Whole Amount” means, with respect to any Series [X] Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series [X] Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series [X] Note, the principal of such Series [X] Note that is to be prepaid pursuant to Section 8.2 of the NPPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPPA, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series [X] Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series [X] Notes of such series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series [X] Note, [0.50]% over the “Ask Yield(s)” to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series [X] Note, [0.50]% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series [X] Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series [X] Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series [X] Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the NPPA or Section 12.1 of the NPPA.

“Settlement Date” means, with respect to the Called Principal of any Series [X] Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the NPPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPPA, as the context requires.

(f) The Series [X] Notes shall be senior unsubordinated obligations of the Co-Issuers, guaranteed, jointly and severally, by each of the Guarantors, ranking equally in right of payment with any other Notes issued under the NPPA and any other senior unsubordinated obligations of the Obligors and shall constitute Secured Obligations secured equally and ratably with the other Secured Obligations by the pledge of and Lien on the Collateral under the Security Documents.

Section 1.3 Notes Entitled to the Benefits of the NPPA and other Transaction Documents; Joinder by new Guarantors and Purchaser.

(a) The Series [X] Notes are a series of Notes issued under the NPPA and shall be entitled to the benefits of the NPPA, including the guaranty by the Guarantors set forth in Section 22 thereof, and the other Transaction Documents. Each of the Co-Issuers and the Guarantors hereby agree that all of their obligations under the NPPA and the other Transaction Documents with respect to the Notes and to the Purchasers of Notes shall apply to the Series [X] Notes and to each Purchaser party hereto, respectively.

(b) Any Guarantor that was not party to the NPPA (whether as an original signatory thereto or by subsequently executing a joinder thereto (including by entering into a prior NPPA Series Supplement)) prior to the execution and delivery of this Supplement, hereby agrees that by executing and delivering this Supplement, such Guarantor hereby becomes a party to the NPPA as a “Guarantor”, an “Obligor”, a “Project Company” or a “Project Company Parent”, as the case may be, thereunder and shall be bound by the terms and provisions of the NPPA, including but not limited to the guaranty set forth in Section 22 thereof with respect to the Series [X] Notes authorized hereby and all other Notes issued under the NPPA prior to or after the date hereof, in the same manner as if such Guarantor was an original signatory to the NPPA and, at all times from and after the date hereof, such Guarantor shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Guarantor, an Obligor and a Project Company as set forth in the NPPA.

(c) Each Purchaser hereto agrees that by executing and delivering this Supplement, such Purchaser hereby becomes a party to the NPPA as a “Purchaser” as of the Closing Date with respect to the Series [X] Notes only and shall be entitled to the rights and benefits, and be bound by the terms and provisions of the NPPA, including but not limited to the representations and warranties of a Purchaser set forth in Section 6 thereof and the provisions relating to confidentiality set forth in Section 20 thereof, in the same manner as if such Purchaser was an original signatory to the NPPA.

(d) The Series [X] Notes shall be entitled to the benefits of the Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Indenture”), pursuant to which the Co-Issuers and the other Guarantors, to secure their respective obligations under the Notes, including the Series [X] Notes, the NPPA and the other Transaction Documents, granted a security interest and mortgage and deed of trust Lien to the Trustee on behalf of the Secured Parties (including the holders of the Series [X] Notes). Concurrently with the entering into of this Supplement, each Purchaser shall execute and deliver to the Trustee a Joinder to the Collateral Trust Indenture in the form attached thereto and become a Secured Party thereunder. Each Purchaser, as a holder of the Series [X] Notes, and all subsequent transferees of the Series [X] Notes shall automatically be bound by the terms and provisions (including the rights, protections, immunities and indemnities afforded the Trustee) of the Collateral Trust Indenture as though they were an original party thereto and shall be entitled to all the rights and benefits and be subject to all the duties and obligations thereunder without any further action on their part.

SECTION 2. PURCHASE AND SALE OF NOTES.

Subject to the terms and conditions of the NPPA and this Supplement, the Co-Issuers will issue and sell, on a joint and several basis, to each Purchaser and each Purchaser will purchase from the Co-Issuers, at the Closing provided for in Section 3, Series [X] Notes in the principal amount specified opposite such Purchaser’s name in Schedule A to this Supplement at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder and under the NPPA are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The purchase and sale of the Series [X] Notes to be purchased by each Purchaser shall occur at the offices of [•] at 10:00 a.m., New York City Time, at a closing (the “Closing”) on [                ], 20[ ] or on such other Business Day thereafter as may be agreed upon by the Co-Issuers and the Purchasers (such date of closing, the “Closing Date”).

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series [X] Notes to be purchased by such Purchaser at the Closing is subject to the satisfaction (or waiver in writing), prior to the Closing Date of each of the conditions set forth in Section 4 of the NPPA; provided, that (x) the opinion delivered in connection with Section 4.4(a) of the NPPA shall be in the form set forth in Schedule 4.4(a) hereto, (y) opinion delivered in connection with Section 4.4(b) of the NPPA shall be in the form set forth in Schedule 4.4(b) hereto and (z) opinion delivered in connection with Section 4.4(c) of the NPPA shall be in the form set forth in Schedule 4.4(c) hereto.

[List any exceptions or additions to the closing conditions]

SECTION 5. REPRESENTATION AND WARRANTIES OF THE OBLIGORS.

Each of the Obligors represents and warrants to each Purchaser that, on the Closing Date, each of the representation and warranties set forth in Section 5 of the NPPA are true and accurate as of such date, subject to the following qualifications:

(a) The representations and warranties set forth in Section 5.3 of the NPPA are subject to the disclosures, if any, in Schedule 5.3 hereto.

(b) The representations and warranties set forth in Section 5.4 of the NPPA are subject to the disclosures, if any, in Schedule 5.4 hereto.

(c) The financial statements described in Section 5.5(b), if any, of the NPPA are described in Schedule 5.3 hereto.

(d) The representations and warranties set forth in Section 5.8 of the NPPA are subject to the disclosures, if any, in Schedule 5.8 hereto.

(e) The representations and warranties set forth in Section 5.9 of the NPPA are subject to the disclosures, if any, in Schedule 5.9 hereto.

(f) The representations and warranties set forth in Section 5.10 of the NPPA are subject to the disclosures, if any, in Schedule 5.10 hereto.

(g) The representation and warranties set forth in Section 5.11 of the NPPA are subject to the disclosures, if any, in Schedule 5.11 hereto.

(h) The representations and warranties set forth in Section 5.15 of the NPPA are subject to the disclosures, if any, in Schedule 5.15 hereto.

(i) The representations and warranties set forth in Section 5.18 of the NPPA are subject to the disclosures, if any, in Schedule 5.18 hereto.

(j) The UCC financing statements or recordings necessary to perfect the security interests granted to the Trustee pursuant to the Security Documents and the related filing offices described in Section 5.19 of the NNPA, if any, are as set forth in Schedule 5.19 hereto.

(k) (i) The equity interests acquired by the Co-Issuers pursuant to any acquisition agreements described in Section 5.20(a), if any, of the NPPA are described in Schedule 5.20(a) hereto and (ii) the representations and warranties set forth in Section 5.20(b) of the NPPA are subject to the disclosures, if any, in Schedule 5.20 hereto.

(l) The representations and warranties set forth in Section 5.21 of the NPPA are subject to the disclosures, if any, in Schedule 5.21 hereto.

SECTION 7. SEVERABILITY.

Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. RATIFICATION OF NPPA AND AMENDMENTS.

As supplemented by this Supplement, the NPPA is in all respects ratified and confirmed and the NPPA as so supplemented by this Supplement shall be read, taken and constructed as one and the same instrument. This Supplement may not be amended, supplemented or otherwise modified except in accordance with the terms of the NPPA. In addition, and to the extent that the Subsidiary Guaranty is in effect, each Subsidiary Guarantor shall execute and deliver a guaranty ratification.

SECTION 10. COUNTERPARTS.

This Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 11. GOVERNING LAW.

This Supplement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SECTION 12. HEADINGS.

Section headings and the table of contents in this Supplement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Note Purchase and Participation Agreement to be duly executed as of the date first written above.4

LMRK ISSUER CO. LLC, a Delaware limited liability company

By:
Name:
Title:

2019-1 TRS LLC, a Delaware limited liability company

By:
Name:
Title:

LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company

By:
Name:
Title:

LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company

By:
Name:
Title:

LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company

By:
Name:
Title:

[4]	To be conformed to currently applicable Obligors, as necessary.

NPPA Series [    ] Supplement

LD TALL WALL II LLC, a Delaware limited liability company

By:
Name:
Title

NPPA Series [    ] Supplement

PURCHASERS:

[NAME OF PURCHASER]

By:
Name:
Title:

[NAME OF PURCHASER]

By:
Name:
Title:

[NAME OF PURCHASER]

By:
Name:
Title:

[NAME OF PURCHASER]

By:
Name:
Title:

NPPA Series [    ] Supplement

ANNEX A

TO

NPPA SERIES [X] SUPPLEMENT

FORM OF NOTE

LMRK ISSUER CO. LLC

2019-1 TRS LLC

[    ]% SERIES [X] SENIOR SECURED NOTE DUE [    ]

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CO-ISSUERS.

No. [ ]-[ ] $[ ]	Original Issue Date: [ ], 20[ ] PPN: [ ]# [ ]

MATURITY DATE:	[ ], 20[ ]

PAYMENT DATES:	The last day of each calendar month in each year, commencing on [Month/Day], 20[ ] through and including the Maturity Date.

FOR VALUE RECEIVED, the undersigned, LMRK ISSUER CO. LLC (herein called the “Issuer”) and 2019-1 TRS LLC (herein called the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), each a Delaware limited liability company, hereby promise to pay, on a joint and several basis, to [INSERT NAME OF HOLDER], or registered assigns, the principal sum of [INSERT PRINCIPAL AMOUNT OF NOTE] MILLION DOLLARS in accordance with the Amortization Schedule attached as Schedule 8.1 to the NPPA Series [X] Supplement (defined below) (as such Amortization Schedule may be amended from time to time to reflect reductions in principal payments resulting from prepayments of the Notes pursuant to Section 8 of the Note Purchase and Participation Agreement (as defined below)) with interest (computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months) (a) on the unpaid

NPPA Series [    ] Supplement – Annex A (Form of Note)

balance hereof at the rate of [    ]% per annum accruing from the most recent date on which interest has been paid or, if no interest has been paid on this Note, from the Original Issue Date set forth above, payable on each Payment Date set forth above or until the aggregate principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to 2% over coupon rate, payable monthly as aforesaid (or at option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect, to this Note are to be made in lawful money of the United States at the address specified for such purpose in Schedule A attached to the applicable NPPA Series Supplement, or by such other method or at such other address as the holder of this Note shall have from time to time specified to the Co-Issuers in writing for such purpose as provided in the Note Purchase and Participation Agreement referred to below.

This Note is one of a series of senior secured notes called [    ]% Series [X] Senior Secured Notes Due [    ] (herein called the “Notes”) issued pursuant to, and the terms and conditions of which are governed by, the Note Purchase and Participation Agreement, dated as of January 15, 2020, as amended and supplemented by the NPPA Series [X] Supplement, dated as of [    ], 20[    ] (the “Series [X] Supplement”, and the Note Purchase and Participation Agreement, as so amended and supplemented, and as may be further amended and supplemented from time to time, the “Note Purchase and Participation Agreement”), by and among the Co-Issuers, the other Guarantors party thereto and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase and Participation Agreement and (ii) made the representation set forth in Section 6.1 of the Note Purchase and Participation Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Participation Agreement.

The Holders of the Notes are third-party beneficiaries of the Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Indenture”), pursuant to which the Co-Issuers and the Guarantors, to secure their respective obligations under the Notes, the Note Purchase and Participation Agreement and the other Transaction Documents, granted a security interest and mortgage and deed of trust Lien to the Trustee on behalf of the Secured Parties (including the Holder of this Note). The Holder of this Note and all subsequent transferees of this Note shall automatically be bound by the terms and provisions (including the rights, protections, immunities and indemnities afforded the Trustee) of the Collateral Trust Indenture as though they were an original party thereto and shall be entitled to all the rights and benefits and be subject to all the duties and obligations thereunder without any further action on their part.

This Note is a registered Note and, as provided in the Note Purchase and Participation Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Co-Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Co-Issuers will not be affected by any notice to the contrary.

NPPA Series [    ] Supplement – Annex A (Form of Note)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in Section 8 of the Note Purchase and Participation Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Participation Agreement.

Pursuant to the Note Purchase and Participation Agreement, each of the Subsidiaries of the Co-Issuers, have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on the Notes and the performance by the Co-Issuers of its obligations contained in the Note Purchase and Participation Agreement all as more fully set forth therein.

This Note shall be construed and enforced in accordance with, and the rights of the Co-Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NPPA Series [    ] Supplement – Annex A (Form of Note)

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

LMRK ISSUER CO. LLC

By:
Name:
Title:

2019-1 TRS LLC

By:
Name:
Title:

NPPA Series [    ] Supplement – Annex A (Form of Note)

SCHEDULE 4.4(a)

TO

NPPA SERIES [X] SUPPLEMENT

FORM OF OPINION OF SPECIAL COUNSEL FOR THE OBLIGORS

NPPA Series [    ] Supplement – Schedule 4.4(a) (Form of Opinion of Special Counsel for the Obligors)

SCHEDULE 4.4(b)

TO

NPPA SERIES [X] SUPPLEMENT

FORM OF OPINION OF SPECIAL DELAWARE COUNSEL FOR THE OBLIGORS

NPPA Series [    ] Supplement – Schedule 4.4(b) (Form of Opinion of Special Delaware Counsel for the Obligors)

SCHEDULE 4.4(C)

TO

NPPA SERIES [X] SUPPLEMENT

FORM OF OPINION OF SPECIAL COUNSEL FOR THE TRUSTEE

NPPA Series [    ] Supplement – Schedule 4.4(c) (Form of Opinion of Special Counsel for the Trustee)

SCHEDULE 5.3

TO

NPPA SERIES [X] SUPPLEMENT

DISCLOSURE DOCUMENTS AND FINANCIAL STATEMENTS

NPPA Series [    ] Supplement – Schedule 5.3 (Disclosure Documents and Financial Statements)

SCHEDULE 5.4

TO

NPPA SERIES [X] SUPPLEMENT

OBLIGORS AND SUBSIDIARIES

NPPA Series [    ] Supplement – Schedule 5.4 (Disclosure Documents and Financial Statements)

SCHEDULE 5.5(b)

TO

NPPA SERIES [X] SUPPLEMENT

MATERIAL LIABILITIES

NPPA Series [    ] Supplement – Schedule 5.5(b) (Material Liabilities)

SCHEDULE 5.8

TO

NPPA SERIES [X] SUPPLEMENT

LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

NPPA Series [    ] Supplement – Schedule 5.8 (Litigation; Observance of Agreements, Statutes and Orders)

SCHEDULE 5.9

TO

NPPA SERIES [X] SUPPLEMENT

TAXES

NPPA Series [    ] Supplement – Schedule 5.9 (Taxes)

SCHEDULE 5.10

TO

NPPA SERIES [X] SUPPLEMENT

TITLE TO PROPERTY; LEASES

NPPA Series [    ] Supplement – Schedule 5.10 (Title to Property; Leases)

SCHEDULE 5.11

TO

NPPA SERIES [X] SUPPLEMENT

LICENSES, PERMITS, ETC.

NPPA Series [    ] Supplement – Schedule 5.11 (Licenses, Permits, Etc.)

SCHEDULE 5.15

TO

NPPA SERIES [X] SUPPLEMENT

EXISTING INDEBTEDNESS

NPPA Series [    ] Supplement – Schedule 5.15 (Existing Indebtedness)

SCHEDULE 5.18

TO

NPPA SERIES [X] SUPPLEMENT

ENVIRONMENTAL MATTERS

NPPA Series [    ] Supplement – Schedule 5.18 (Environmental Matters)

SCHEDULE 5.19

TO

NPPA SERIES [X] SUPPLEMENT

UCC FINANCING STATEMENTS

NPPA Series [    ] Supplement – Schedule 5.19 (UCC Financing Statements)

SCHEDULE 5.20

TO

NPPA SERIES [X] SUPPLEMENT

MATERIAL CONTRACTS

NPPA Series [    ] Supplement – Schedule 5.20 (Material Contracts)

SCHEDULE 5.21

TO

NPPA SERIES [X] SUPPLEMENT

LIEN LIMITATIONS IN MATERIAL CONTRACTS

NPPA Series [    ] Supplement – Schedule 5.21 (Lien Limitations in Material Contracts)

SCHEDULE 8.1

TO

NPPA SERIES [X] SUPPLEMENT

AMORTIZATION SCHEDULE

NPPA Series [    ] Supplement – Schedule 8.1 (Amortization Schedule)

SCHEDULE 9.2

TO

NPPA SERIES [X] SUPPLEMENT

INSURANCE REQUIREMENTS

NPPA Series [    ] Supplement – Schedule 9.2 (Insurance Requirements)

SCHEDULE A

TO

NPPA SERIES [X] SUPPLEMENT

NOTICES AND INFORMATION RELATING TO THE PURCHASERS

NPPA Series [    ] Supplement – Schedule A (Notices and Information Relating to the Purchasers)

SCHEDULE B

TO

NPPA SERIES [X] SUPPLEMENT

ACQUISITION AGREEMENTS

NPPA Series [    ] Supplement – Schedule B (Acquisition Agreements)

D-36